UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

AEROHIVE NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AEROHIVE NETWORKS, INC.
1011 McCarthy Boulevard
Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 a.m. Pacific Time on Wednesday, May 29, 2019

Dear Stockholder:

We cordially invite you to attend the 2019 Annual Meeting of Stockholders of Aerohive Networks, Inc. We will hold the meeting on Wednesday, May 29, 2019, at 11:00 a.m. Pacific Time, at 1011 McCarthy Boulevard, Milpitas, California 95035, to propose the following:

1.	To elect three Class II directors to serve until the 2022 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
3.	To transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.

We discuss these items in more detail on the following pages, which we make a part of this notice.

On or about April 9, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions to access this proxy statement for our annual meeting and our 2018 annual report to our stockholders. The Notice provides instructions to vote online or by telephone and includes instructions to receive a paper copy of proxy materials by mail. You can access this proxy statement and our 2018 annual report directly at the following Internet address: http://www.proxyvote.com. All you need to do is enter the control number located on your proxy card.

If you owned our common stock at the close of business on Monday, April 1, 2019, you are entitled to notice of and to vote at the annual meeting. Your vote is important. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly and it saves us significant postage and processing costs. If you prefer to submit your vote by mail or by telephone you may request instead a printed set of the proxy materials.

By order of the Board of Directors,

Steve Debenham
Vice President, General Counsel & Corporate Secretary

Milpitas, California

April 9, 2019

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Notice of Internet Availability of Proxy Materials	1
Electronic Access to Proxy Materials	1
Costs of Solicitation	1
Record Date and Shares Outstanding	1
QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING	2
Why am I receiving these proxy materials?	2
What is the Notice of Internet Availability?	2
What proposals will be voted on at the 2019 Annual Meeting?	2
What is Aerohive’s voting recommendation?	2
Who can vote at the 2019 Annual Meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How many votes does Aerohive need to hold the 2019 Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
Who counts the votes?	3
What happens if I do not cast a vote?	3
How can I vote my shares in person at the 2019 Annual Meeting?	4
How can I vote my shares in advance, without attending the 2019 Annual Meeting?	4
How can I change or revoke my vote?	4
Where can I find the voting results of the 2019 Annual Meeting?	5
Who are the proxies and what do they do?	5
What should I do if I receive more than one Notice or set of proxy materials?	5
How may I obtain a separate Notice or a separate set of proxy materials?	5
Is my vote confidential?	5
What is the deadline to propose actions for consideration at the 2020 annual meeting of stockholders or to nominate individuals to serve as directors at that annual meeting?	5
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7
Nominees for Director	7
Continuing Directors	8
Director Independence	9
Board Leadership Structure	9
Risk Management	10
Board Meetings and Committees	10
Compensation Committee Interlocks and Insider Participation	12
Considerations in Evaluating Director Nominees	12
Stockholder Recommendations for Nominations to the Board of Directors	13
Communications with our Board of Directors	13
Delivery of Stockholder Recommendations or Communications	13
Corporate Governance Guidelines and Code of Business Conduct and Ethics	14
Recent Governance Changes	14
Policy on Majority Voting	14
Director Compensation	15
Our Equity Plans	17
PROPOSAL NO. 1 ELECTION OF DIRECTORS	18
Nominees	18
Vote Required	18

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AEROHIVE NETWORKS, INC.

PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 29, 2019 at 11:00 a.m. Pacific Time

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors (the “Board”) is soliciting proxies for the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) to be held at our executive offices at 1011 McCarthy Boulevard, Milpitas, California 95035 on Wednesday, May 29, 2019, at 11:00 a.m., Pacific Time. Our telephone number at this address is 408-510-6100. This proxy statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting of Stockholders. Please read it carefully.

Beginning on April 9, 2019, we sent copies of this proxy statement or made them available to persons who were stockholders at the close of business on April 1, 2019, the record date for the 2019 Annual Meeting.

Notice of Internet Availability of Proxy Materials

Pursuant to Securities and Exchange Commission (the “SEC”) rules and regulations, we have chosen to provide access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders and beneficial owners of our stock as of the record date. All stockholders will have the option to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. We have included in the Notice instructions how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. You may also request to receive proxy materials on an ongoing basis in printed form by mail or electronically by e-mail.

The Notice will provide you with instructions how to:

•	view on the Internet our proxy materials for our 2019 Annual Meeting;
•	instruct us to send our future proxy materials to you electronically by e-mail; or
•	instruct us to send these proxy materials to you by mail, as well as on an ongoing basis.

Electronic Access to Proxy Materials

Choosing to receive proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and, by avoiding such printing and mailing, will reduce the environmental impact of our 2019 Annual Meeting and future meetings. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year in connection with the 2020 annual meeting of stockholders with instructions, including a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it by following the instructions contained in the proxy materials.

Costs of Solicitation

We will pay the costs of soliciting proxies from stockholders. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses to forward solicitation materials to such beneficial owners, including fees associated with:

•	forwarding the Notice to beneficial owners;
•	forwarding printed proxy materials by mail to beneficial owners who specifically request them; and
•	obtaining beneficial owners’ voting instructions.

Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

The record date for the 2019 Annual Meeting is April 1, 2019. Only stockholders of record at the close of business on April 1, 2019, are entitled to attend and vote at the 2019 Annual Meeting. On the record date, 56,329,325 shares of our common stock were outstanding.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the 2019 Annual Meeting or this proxy statement.

Q:   Why am I receiving these proxy materials?

A:   Our Board of Directors is providing these proxy materials to you in connection with our 2019 Annual Meeting to be held on May 29, 2019. We invite stockholders to attend the 2019 Annual Meeting and to vote on the proposals described in this proxy statement.

Q:   What is the Notice of Internet Availability?

A:   In accordance with SEC rules and regulations, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the 2019 Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you how to access and review the proxy materials and submit your vote via the Internet. If you received a Notice by mail and would like to receive, instead, a printed copy of the proxy materials, please follow the instructions included in the Notice to request such materials.

We mailed the Notice on or about April 9, 2019, to all stockholders entitled to vote at the 2019 Annual Meeting. As of the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all our proxy materials on the website referred to in the Notice. These proxy materials will be available free of charge.

Q:   What proposals will be voted on at the 2019 Annual Meeting?

A:   There are two proposals scheduled to be voted on at the 2019 Annual Meeting:

•	a proposal to elect the three Class II nominees for director set forth in this proxy statement; and
•	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q:   What is Aerohive’s voting recommendation?

A:   Our Board of Directors recommends that you vote your shares “FOR” election of the three Class II nominees to our Board of Directors and “FOR” the proposed ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:   Who can vote at the 2019 Annual Meeting?

A:   Our Board of Directors has set April 1, 2019 as the record date for the 2019 Annual Meeting. All stockholders who owned our common stock at the close of business on April 1, 2019 may attend and vote at the 2019 Annual Meeting. For each share of common stock held as of the record date the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulate votes. On April 1, 2019, 56,329,325 shares of our common stock were outstanding.

Q:   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and we have sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person by ballot at the 2019 Annual Meeting.

Beneficial Owners — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” In such instance, your broker, bank or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the Notice to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and you are also invited to attend the 2019 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person by ballot at the 2019 Annual Meeting unless you request and receive in advance of the 2019 Annual Meeting a “legal proxy” from the broker, bank or other nominee who holds your shares.

Q:   How many votes does Aerohive need to hold the 2019 Annual Meeting?

A:   28,164,663 shares, which is a majority of our outstanding shares as of the record date, must be present in person or represented by proxy at the 2019 Annual Meeting in order for us to hold the meeting and to conduct business. This is called a quorum. We count both abstentions and broker “non-votes” as present to determine the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In addition, we will also count your shares as present at the meeting if you:

•	are present and vote in person by ballot at the meeting; or
•	have properly submitted a proxy card or voting instruction form, or, if available, properly voted via the Internet or by telephone.

Q:   What is the voting requirement to approve each of the proposals?

A:   Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the three individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether because of a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote either “FOR” or “WITHHOLD” on each of the three Class II nominees for election as director. Please see the question below, titled “How is Aerohive’s Policy on Majority Voting applied in the election of directors?” for additional information on director elections.

A:   Proposal Two — We require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Q:   How is Aerohive’s Policy on Majority Voting applied in the election of directors?

A:   In February 2019 our Board adopted a policy concerning voting thresholds for incumbent directors. Under this policy, in an uncontested election any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will, promptly following the certification of the stockholder vote, offer his or her resignation as a director. Our Board will then consider that offer of resignation in accordance with the procedures established in the Policy on Majority Voting. If our Board determines the resignation offer to be appropriate and in the best interests of our company and our stockholders, our Board will accept that resignation.

We make available a copy of the Policy on Majority Voting in the Corporate Governance section of the Investors page of our website at http//ir.aerohive.com. For additional information on the Policy on Majority Voting, see the section of this proxy statement captioned “Policy on Majority Voting” under “Relevant Governance Policies,” below.

Q:   Who counts the votes?

A:   The inspector of elections will tabulate and certify votes cast by proxy or in person at the 2019 Annual Meeting. The inspector of elections will also determine whether a quorum is present. One of our representatives will serve as the inspector of elections.

Q:   What happens if I do not cast a vote?

A:   Stockholders of Record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the 2019 Annual Meeting. However, if you submit a signed and dated proxy card with no further instructions, we will vote your shares in accordance with the recommendation of our Board of Directors. The named proxies will vote as our Board of Directors recommends “FOR” the nominated directors (Proposal One) and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal Two). If a matter not described in this proxy statement is properly presented at the 2019 Annual Meeting, the named proxy holders will use their own judgment to determine how to vote the shares.

Beneficial Owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One). If you do not indicate how you want your shares voted on such proposal, your bank, broker or other nominee will not cast any votes on your behalf as they will not be allowed to vote those shares on a discretionary basis. However, your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two).

Q:   How can I vote my shares in person at the 2019 Annual Meeting?

A:   You may vote in person by ballot at the 2019 Annual Meeting any shares that you hold as of the record date directly in your name as the stockholder of record. If you choose to vote in person, please bring your proxy card or proof of identification to the 2019 Annual Meeting. Even if you plan to attend the 2019 Annual Meeting, we recommend that you vote your shares in advance, as described below, so that your vote will be counted if you later decide not to attend the 2019 Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the 2019 Annual Meeting a legal proxy from your broker, bank or other nominee. Please bring that document with you to vote in person by ballot at the 2019 Annual Meeting.

Q:   How can I vote my shares in advance, without attending the 2019 Annual Meeting?

A:   Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2019 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on Tuesday, May 28, 2019, by following the “Vote by Internet” instructions on the Notice or by following the instructions at www.proxyvote.com.

Telephone — If you request a printed set of the proxy materials, you will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on Tuesday, May 28, 2019, by following the telephone voting instructions on your proxy card.

Mail — If you request a printed set of the proxy materials, you may indicate your vote by signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be provided.

Q:   How can I change or revoke my vote?

A:   Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2019 Annual Meeting.

Stockholders of Record — If you are a stockholder of record, you may change your vote by (1) filing with our corporate secretary, prior to your shares being voted at the 2019 Annual Meeting, a written notice of revocation or a duly executed new proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the 2019 Annual Meeting and voting in person by ballot (although attendance at the 2019 Annual Meeting will not, by itself, revoke a proxy). Our corporate secretary must receive your written notice of revocation or new proxy card prior to the taking of the vote at the 2019 Annual Meeting. Such written notice of revocation or new proxy card should be hand-delivered to our corporate secretary or should be sent to be timely delivered to our principal executive offices at 1011 McCarthy Boulevard, Milpitas, California 95035, Attention: Corporate Secretary.

In addition, a stockholder of record may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on Tuesday, May 28, 2019.

Beneficial Owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee no later than 11:59 p.m.,

Eastern Time, on Tuesday, May 28, 2019, or (2) if you have obtained from the broker, bank or other nominee who holds your shares a legal proxy giving you the right to vote the shares, by attending the 2019 Annual Meeting, presenting the legal proxy and voting in person.

Q:   Where can I find the voting results of the 2019 Annual Meeting?

A:   We will announce the preliminary voting results at the 2019 Annual Meeting. We will report the results in a current report on Form 8-K that we will file within four business days after the date of the 2019 Annual Meeting.

Q:   Who are the proxies and what do they do?

A:   Our Board of Directors designated the two persons named as proxies on the proxy card, Steve Debenham and John D’Addabbo. Where you, as stockholder of record, provide voting instructions in the proxy card, the named proxies will cast votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed and dated proxy card, but do not indicate your voting instructions, the named proxies will vote as our Board of Directors recommends “FOR” the nominated directors (Proposal One) and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal Two). If a matter not described in this proxy statement is properly presented at the 2019 Annual Meeting, the named proxy holders will use their own judgment to determine how to vote the shares. If the 2019 Annual Meeting is adjourned, the named proxy holders can vote the shares on the new 2019 Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q:   What should I do if I receive more than one Notice or set of proxy materials?

A:   If you receive more than one Notice or set of proxy materials it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice or voting instruction form you receive to ensure that your shares are voted.

Q:   How may I obtain a separate set of proxy materials?

A:   When more than one stockholder shares the same address each stockholder may not individually receive a separate copy of the proxy materials. Stockholders who do not receive a separate copy of the proxy materials may request to receive a separate copy of the proxy materials by contacting our corporate secretary (i) by mail at 1011 McCarthy Boulevard, Milpitas, California 95035, (ii) by calling us at 408-510-6100, or (iii) by sending an email to corporatesecretary@aerohive.com. Alternatively, stockholders who share an address and receive multiple copies of our proxy materials may request to receive a single copy by following the instructions above.

Q:   Is my vote confidential?

A:   We handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. We will not disclose your vote either within Aerohive or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a proxy solicitation by our Board of Directors. However, we will forward to our management written comments which stockholders may provide on their proxy cards.

Q:   What is the deadline to propose actions for consideration at the 2020 annual meeting of stockholders or to nominate individuals to serve as directors at that annual meeting?

A:   Our stockholders may submit proposals that they believe should be voted upon at our next year’s annual meeting in 2020 or nominate persons for election to our Board of Directors at that meeting (see “Stockholder Proposals”). Stockholders may also recommend candidates to our Board of Directors for election at that meeting (see “Recommendation and Nomination of Director Candidates”).

Stockholder Proposals:

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2020 annual meeting, our corporate secretary must receive the written proposal at our principal executive offices no later than December 11, 2019. If the date of the 2020 annual meeting is moved more than 30 days before or after the first anniversary date of the 2019 Annual Meeting, the deadline for inclusion of proposals in our proxy statement for the 2020 Annual Meeting is instead a reasonable time before we begin to print and mail our proxy materials for the 2020 Annual Meeting. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding stockholder proposals. When a stockholder does not seek to include a proposal in our 2020 proxy statement pursuant to Rule 14a-8, the stockholder may nonetheless timely deliver the proposal to us for the 2020 annual meeting consistent with the requirements of our Bylaws. To be timely under our Bylaws, our corporate secretary must receive such stockholder’s notice not more than 75 days and not less than 45 days prior to the one-year anniversary of the date we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with our previous year’s annual meeting of stockholders. For the 2020 annual meeting, the notice must be received no earlier than January 25, 2020 and no later than February 24, 2020. However, if the date of the 2020 annual meeting is moved more than 30 days before or more than 60 days after the one-year anniversary date of this year’s 2019 Annual Meeting, then to be timely under our Bylaws our corporate secretary must receive the notice not earlier than the 120th day prior to the 2020 annual meeting and not later than the close of business on the later of the 90th day prior to the 2020 annual meeting or the 10th day following the day on which we first publicly announce the date of the 2020 annual meeting. To be in proper form, a stockholder’s notice to us must set forth the information required in Section 2.4 of our Bylaws.

In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice, as described in Section 2.4 of our Bylaws.

As described in our Bylaws, the stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2020 annual meeting.

Recommendation and Nomination of Director Candidates:

The nominating and corporate governance committee of our Board of Directors will consider recommendations and nominations from Qualifying Stockholders for candidates to our Board of Directors. A “Qualifying Stockholder” is a stockholder that has owned for at least the one-year period prior to the date of the submission of the recommendation at least one percent of our company’s total common stock outstanding as of the last day of the calendar month preceding the submission. A Qualifying Stockholder that desires to recommend a candidate for election to the Board must timely deliver the recommendation to us in writing, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our common stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that, if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our company and our stockholders.

A stockholder that instead desires to nominate a person for election to our Board of Directors must meet the deadlines and other requirements set forth in Section 2.4 of our Bylaws and the rules and regulations of the SEC, consistent with the time requirements provided above, and in the form and setting forth the information required by our Bylaws.

Delivery of Nominations, Recommendations and Proposals:

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Aerohive Networks, Inc., Attention: Corporate Secretary, at our principal executive offices located at 1011 McCarthy Boulevard, Milpitas, California 95035. We advise stockholders interested in submitting such a proposal to contact knowledgeable legal counsel regarding the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2020 proxy statement.

Copy of Bylaws:

You may contact us at our principal executive offices for a copy of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, we make available a copy of our Bylaws on our corporate website at www.aerohive.com in the Corporate Governance section of the Investors page.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors directs the management of our business affairs, and its directors are divided into three classes with staggered three-year terms. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then-expiring. Christopher J. Schaepe provided us with notice on April 3, 2019, of his resignation from our Board of Directors and its committees, effective immediately. Mr. Schaepe’s resignation was not due to any disagreement with the company or our management. We and our Board of Directors acknowledge with gratitude Mr. Schaepe’s years of service as a director and colleague and the invaluable support and contributions he has provided to us.

As discussed below, of the current seven members of our Board (giving effect to Mr. Schaepe’s resignation), six are independent within the meaning of the listing rules of the New York Stock Exchange, or NYSE, and SEC independent director requirements. Our Board of Directors also determined that Christopher Schaepe was an independent director as defined under the NYSE and SEC requirements, rules and regulations, with respect to his period of service on our Board and its committees.

The following table sets forth the names and ages as of April 4, 2019, and certain other information for each of the directors with terms expiring at the 2019 Annual Meeting (and who are also nominees for election as a director at the 2019 Annual Meeting), and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Directors with Terms Expiring at the 2019 Annual Meeting/Nominees
Ingrid Burton(2)(3)	II	56	Director	2019	2019	2022
Frank J. Marshall(3)	II	72	Director and Lead Independent Director	2011	2019	2022
Conway “Todd” Rulon-Miller(2)	II	68	Director	2009	2019	2022

Continuing Directors
David K. Flynn	III	55	Director and Chair of Board, Chief Executive Officer and President	2006	2020	—
John Gordon Payne(1)(2)	III	56	Director	2014	2020	—

Remo Canessa(1)(2)	I	61	Director	2013	2021	—
Curtis E. Garner(1)	I	49	Director	2015	2021	—
(1)	Member of our audit committee.
(2)	Member of our compensation committee. Ms. Burton joined our compensation committee effective March 20, 2019, in conjunction with her appointment to our Board of Directors. Mr. Payne joined our compensation committee effective April 3, 2019, replacing Mr. Schaepe on the committee and as its chair.
(3)	Member of our nominating and corporate governance committee. Ms. Burton joined our nominating and corporate governance committee effective April 3, 2019, replacing Mr. Schaepe.

Nominees for Director

Ingrid Burton joined as a member of our Board in March 2019 and serves on our compensation committee and corporate governance committee. Ms. Burton currently serves as Chief Marketing Officer at H2O.ai, an open source AI and machine learning technology company, which position she assumed as of February 2018. Previously, from July 2015 to March 2017, Ms. Burton was Chief Marketing Officer of Hortonworks, a data software company. From January 2013 to June 2015, Ms. Burton was S.V.P. for Technology and Innovation Marketing, with SAP, a global software company. Ms. Burton previously held chief marketing officer positions with Silver Spring Networks and Plantronics, and held various executive and senior management positions over 20 years with Sun Microsystems involved with corporate marketing and branding. Ms. Burton holds a B.A. in Mathematics with a focus in Computer Science from San Jose State University.

We believe Ms. Burton possesses specific attributes that qualify her to serve as a member of our Board, including her extensive experience in the technology industry and the strategic insight and expertise she has accumulated serving in executive marketing functions for large technology companies, including Hortonworks, SAP and Sun Microsystems.

Frank J. Marshall has served as a member of our Board since March 2011, and serves as chair of our nominating and corporate governance committee. Mr. Marshall is also our lead independent director. Mr. Marshall has been a General Partner of Big Basin Partners since October 2000, and also serves as a director and advisor for several privately held companies. He currently serves as a director of MobileIron, Inc., a developer and provider of security and management software and hardware solutions for mobile apps, content and devices, and previously served as a director at PMC-Sierra, Inc., a semiconductor company, and Juniper Networks and NetScreen Technologies. Mr. Marshall holds a B.S. in Electrical Engineering from Carnegie Mellon University and an M.S. in Electrical Engineering from the University of California, Irvine.

We believe Mr. Marshall possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in Internet infrastructure, semiconductor solutions and communications services and as a board member of companies in the technology industry, including his services to MobileIron, PMC-Sierra, Juniper Networks and NetScreen Technologies.

Conway ‘Todd’ Rulon-Miller has served as a member of our Board since May 2009 and serves on our compensation committee. Mr. Rulon-Miller has been a partner since January 1998 of Apogee Venture Group, an early stage venture investment and consulting firm he founded. He holds a B.A. in History from Princeton University.

We believe Mr. Rulon-Miller possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry and as a board member of companies in the technology industry, including his service to Apogee Venture Group.

Continuing Directors

David K. Flynn has served as a member of our Board since July 2006 and as its chair since July 2013. Mr. Flynn has served as our Chief Executive Officer (“CEO”) since July 2007 and as President since November 2007. He previously served as our interim CEO from February 2007 to July 2007. Prior to joining us, Mr. Flynn was with Juniper Networks, an IP network solutions company, until 2005. He joined Juniper Networks in April 2004 through its acquisition of NetScreen Technologies, a network security provider, where he had served as Vice President of Marketing since June 1999. Mr. Flynn holds a B.A. in Economics from Williams College and an M.B.A. from the Stanford Graduate School of Business.

We believe Mr. Flynn possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the data networking industry and the operational insight and expertise he has accumulated as our President and CEO.

Remo Canessa has served as a member of our Board since September 2013 and serves as chair of our audit committee and as a member of our compensation committee. Mr. Canessa currently serves as Chief Financial Officer of Zscaler, Inc., a provider of cloud-based security for the Internet, which position he has held beginning in February 2017. Previously, Mr. Canessa served as Chief Financial Officer of Illumio, Inc., a developer of adaptive security for cloud-computing environments, from April 2017 through January 2017. Mr. Canessa also served as Chief Financial Officer of Infoblox, Inc., an automated network-control company, a position he held from October 2004 through January 2017, and continued as an executive advisor to the company through April 2017. Mr. Canessa previously served as Chief Financial Officer of NetScreen Technologies, from July 2001 until its acquisition by Juniper Networks in April 2004. He holds a B.A. in Economics from the University of California, Berkeley, and an M.B.A. from Santa Clara University.

We believe Mr. Canessa possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry and the operational insight and expertise he accumulated serving as the Chief Financial Officer for large technology companies, including his services to NetScreen Technologies and Infoblox.

Curtis E. Garner has served as a member of our Board since June 2015 and serves on our audit committee. Mr. Garner currently serves as Chief Digital and Information Officer at Chipotle Mexican Grill, a national restaurant chain. Mr. Garner was previously with Starbucks, Inc., an international coffee company, which he joined in January of 1998, holding various technology leadership positions. From March 2012 until November 2015 Mr. Garner was Starbuck’s Executive Vice President and Chief Information Officer, overseeing global technology and engineering services for all Starbucks businesses and serving as a member of Starbucks senior leadership team. Prior to joining Starbucks, Mr. Garner held various technology leadership positions with Wendy’s International, Inc., an international restaurant chain. Mr. Garner holds a B.A. in Economics from The Ohio State University.

We believe Mr. Garner possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in information and data technology and the operational insight and expertise he has accumulated as the Chief Information Officer for large technology-dependent companies, including his services at Chipotle and Starbucks.

John Gordon Payne has served as a member of our Board since March 2014 and serves as chair of our compensation committee and as a member of our audit committee. Mr. Payne served from January 2014 through May 2016 as the Chief Operating Officer of DocuSign, Inc., an electronic signature and digital transactions management company. He previously was employed with Citrix Systems, Inc., a virtualization, cloud and mobile solutions company, from December 2005 to January 2014. He holds a B.A. in Commercial and Administrative Studies from the University of Western Ontario, Canada, and an M.B.A. from IMD, Lausanne, Switzerland.

We believe Mr. Payne possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry and the operational insight and expertise he has accumulated serving in executive functions for large technology companies, including Citrix and DocuSign.

Director Independence

Our common stock is listed on the NYSE, and trades under the symbol “HIVE.” Under NYSE rules, independent directors must comprise a majority of a listed company’s board of directors and a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors reviewed the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that Ingrid Burton, Remo Canessa, Curtis E. Garner, Frank J. Marshall, Conway ”Todd” Rulon-Miller, and John Gordon Payne, comprising six of our seven current directors, was each an “independent director” as defined under the NYSE and SEC requirements, rules and regulations. Our Board of Directors also determined that Christopher Schaepe was an “independent director” as defined under the NYSE and SEC requirements, rules and regulations, with respect to his period of service on our Board and its committees.

With respect to Mr. Rulon-Miller, the Board specifically considered our continuing employment of Mr. Rulon-Miller’s son, Michael Rulon-Miller, who has been regularly employed in our sales organization since December 2014. With respect to Mr. Garner, the Board specifically considered our ongoing business relationship with Chipotle Mexican Grill, which is one of our current end-user customers and for whom Mr. Garner began serving in November 2015 as its Chief Information Officer and in March 2017 as its Chief Digital Officer. The Board has concluded that our employment of Mr. Rulon-Miller’s son, and business relationship with Chipotle Mexican Grill were not during the relevant periods material relationships that would impede the exercise of independent judgment by Messrs. Rulon-Miller or Garner, and their abilities to serve on our Board and its compensation and audit committees, respectively.

Board Leadership Structure

Mr. Flynn currently serves as both chair of our Board of Directors and as our CEO. Our Board believes that the current Board leadership structure provides effective independent oversight of management while also allowing our Board of Directors and management to benefit from Mr. Flynn’s leadership and years of experience as an executive in the data networking industry. Mr. Flynn is best positioned to identify strategic priorities, lead critical discussions and execute our strategy and business plans. Mr. Flynn possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing us.

Independent directors and management sometimes have different perspectives and roles in strategy development. Accordingly, our Board determined that it would be beneficial to have a lead independent director to, among other things, preside over executive sessions of the independent directors to provide the Board with the benefit of having the perspective of entirely independent directors. Our Board has appointed Frank J. Marshall to serve as our lead independent director. As lead independent director, Mr. Marshall presides over periodic meetings of our independent directors, serves as a liaison between our chair and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate.

Risk Management

Our executive officers and senior management are responsible for the day-to-day management of risks that we may face as a company, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In this oversight role, the Board is responsible for satisfying itself that the risk management processes which our management designs and implements are adequate and function as designed. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. For example, the audit committee has the responsibility to consider major financial risk exposures and oversee the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which we undertake risk assessment and management. The audit committee also monitors compliance with legal and regulatory requirements and listing requirements, including the work required for internal audit compliance, as well as the company’s efforts to manage and monitor risks associated with cyber security and data privacy. Our compensation committee assesses and monitors our compensation policies and programs, including specifically our equity programs. Our nominating and corporate governance committee monitors the conduct and effectiveness of our Board and its committees, and adherence to our corporate governance guidelines. Our Board is generally responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company.

Board Meetings and Committees

During 2018, our Board of Directors and its committees held 28 meetings (including regularly scheduled and special meetings). Each current director attended at least 75 percent of the aggregate of (i) the total number of meetings our Board held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.

It is the policy of our Board of Directors to regularly have separate meetings for independent directors, without management participating.

We do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders. Nonetheless, we encourage our directors to attend.

Our Board of Directors has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Our Board of Directors may also exercise its responsibilities by means of special committees it may form from time-to-time. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Messrs. Canessa, Garner and Payne, each of whom is a non-employee member of our Board, comprise our audit committee. Mr. Canessa is the chair of the audit committee. Our Board has determined that Mr. Canessa qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the NYSE financial sophistication requirements. Our Board has determined that Messrs. Canessa, Garner and Payne each satisfies the NYSE and SEC requirements, rules and regulations for independence and financial literacy. We believe that the functioning of our audit committee complies with applicable NYSE and SEC requirements, rules and regulations.

The audit committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;
•	evaluating the performance and independence of our independent registered public accounting firm;
•	approving the audit and pre-approving any non-audit services to be performed by our independent registered public accounting firm;
•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;
•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements, and our publicly filed reports;
•	reviewing the company’s processes and policies pertaining to data and IT system security;
•	reviewing and approving any proposed related-person transactions;
•	overseeing our internal audit function; and
•	preparing the audit committee report that the SEC requires that we include in our annual proxy statement.

Our audit committee operates under a written charter our Board of Directors approved and which satisfies NYSE and SEC requirements, rules and regulations. The committee reviews its charter annually. We make available a copy of the charter of our audit committee in the Corporate Governance section of the Investors page of our website at http//ir.aerohive.com.

During 2018, our audit committee held nine meetings and acted by written/electronic consent zero times.

Compensation Committee

Messrs. Canessa, Rulon-Miller and Payne and Ms. Burton, each of whom is a non-employee member of our Board, comprise our compensation committee. Mr. Payne joined our compensation committee as of April 3, 2019 (replacing Mr. Schaepe) and serves as its chair. Ms. Burton joined our compensation committee as of March 20, 2019, in conjunction with her appointment to our Board of Directors. Our Board of Directors has concluded that each of Messrs. Canessa, Rulon-Miller and Payne and Ms. Burton satisfies (and Mr. Schaepe satisfied during the period of his service on the committee) the NYSE and SEC requirements, rules and regulations for independence, as well as under Section 162(m) of the Internal Revenue Code. We believe that the functioning of our compensation committee complies with the NYSE and SEC requirements, rules and regulations.

The compensation committee is responsible for, among other things:

•	reviewing and approving our CEO’s and other executive officers’ annual base salaries and incentive compensation plans, including the specific goals and amounts; equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation or arrangements;
•	administering our equity compensation plans;
•	overseeing our overall compensation philosophy, compensation plans, and benefits programs; and
•	preparing the compensation committee report that the SEC requires that we include in our annual proxy statement.

Our compensation committee operates under a written charter our Board of Directors approved and which satisfies NYSE and SEC requirements, rules and regulations. The committee reviews its charter annually. We make available a copy of the charter of our compensation committee in the Corporate Governance section of the Investors page of our website at http//ir.aerohive.com.

During 2018, our compensation committee held six meetings and acted by written/electronic consent four times.

Nominating and Corporate Governance Committee

Mr. Marshall and Ms. Burton, each of whom is a non-employee member of our Board, comprise our nominating and corporate governance committee. Ms. Burton joined our nominating and corporate governance committee as of April 3, 2019 (replacing Mr. Schaepe). Mr. Marshall is the chair of our nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee meets the NYSE requirements for independence.

The nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization, and governance of our Board and its committees;
•	reviewing and making recommendations regarding our corporate governance guidelines and compliance with laws and regulations; and
•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related-person transactions reviewed by the audit committee.

Our nominating and corporate governance committee operates under a written charter our Board of Directors approved and which satisfies the NYSE and SEC requirements, rules and regulations. The committee reviews its charter annually. We make available a copy of the charter of our nominating and corporate governance committee in the Corporate Governance section of the Investors page of our website at http//ir.aerohive.com.

During 2018, our nominating and corporate governance committee held one meeting and acted by written/electronic consent one time.

Compensation Committee Interlocks and Insider Participation

None of Ms. Burton or Messrs. Canessa, Rulon-Miller or Payne, the members of our compensation committee, is or has been (and Mr. Schaepe was not, during his period of service on the committee) an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or as a director (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our Board.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee will consider candidates whom stockholders recommend to the committee in the same manner as candidates whom other sources recommend. The committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board.

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the committee will consider the following:
•	the size and composition of the Board, the needs of the Board and the respective committees of the Board;
•	such factors as character, integrity, judgment, diversity (including, but not limited to, gender, ethnicity, race and international background), experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments. The committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and
•	other factors that the committee may consider appropriate.
•	The committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board:
•	personal and professional ethics and integrity;
•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills which are complementary to those of the existing members of our Board;
•	skills which are complementary to our business objectives and operating initiatives;
•	the ability to assist and support management and make significant contributions to our success; and
•	an understanding of the fiduciary responsibilities that are required of a member of the Board and the ability to commit the time and energy necessary to carry out those responsibilities diligently.

If the committee determines that an additional or replacement director is required, the committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside executive search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management. During the year ended December 31, 2018, we engaged an outside search firm to identify potential nominees for appointment as a director to our Board. In conjunction with Ms. Burton’s appointment to our Board in March 2019, we paid a fee to this outside search firm.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and corporate governance committee will consider both recommendations and nominations from Qualifying Stockholders for candidates to the Board. A Qualifying Stockholder that desires to recommend a candidate for election to the Board must timely deliver the recommendation to us in writing, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our common stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that, if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our company and our stockholders.

A stockholder that instead desires to nominate a person directly for election to our Board must meet the deadlines and other requirements set forth in Section 2.4 of our Bylaws and the SEC’s rules and regulations. To be timely, our corporate secretary must receive such stockholder’s notice not more than 75 days and not less than 45 days prior to the one-year anniversary of the date we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with our previous year’s annual meeting of stockholders. For the 2020 annual meeting, the notice must be received no earlier than January 25, 2020 and no later than February 24, 2020. However, if the date of the 2020 annual meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s 2019 Annual Meeting, then to be timely our corporate secretary must receive the notice not earlier than the 120th day prior to the 2020 annual meeting and not later than the close of business on the later of the 90th day prior to the 2020 annual meeting or the 10th day following the day on which we first publicly announce the date of the 2020 annual meeting. To be in proper form, a stockholder’s notice must set forth the information required by Section 2.4 of our Bylaws.

Communications with Our Board of Directors

Stockholders and other interested parties wishing to communicate with the Board of Directors or with an individual member of our Board may do so by writing to the Board of Directors or to the particular member of the Board, and by mailing the correspondence to us, as provided in the Corporate Governance section of the Investors page of our website at http//ir.aerohive.com. Our corporate secretary, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, will forward such communications to the appropriate member or members of our Board of Directors or, if none is specified, to the chair of our Board.

Delivery of Stockholder Recommendations or Communications

Stockholder recommendations for nominations to the Board of Directors, and other communications to our Board, should be addressed and timely delivered to: Aerohive Networks, Inc., Attention: Corporate Secretary, 1011 McCarthy Boulevard, Milpitas, California 95035. We advise stockholders interested in submitting such a proposal to contact knowledgeable legal counsel regarding the detailed requirements of applicable securities laws. The submission of a stockholder recommendation does not guarantee that we will include such submission in our 2020 proxy statement.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our Board and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors, including our CEO and senior financial officers. We have posted the full text of our Corporate Governance Guidelines and Code of Business Conduct and Ethics in the Corporate Governance section of the Investors page of our website at http//ir.aerohive.com. We will post on the same website any amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and CEO and senior financial officers.

Recent Governance Changes

In February 2019, our Board of Directors approved and confirmed the following policies, guidelines and prohibitions relating to our corporate governance:

•	Majority Voting Policy. Any nominee who receives, in an uncontested election a greater number of votes “withheld” from his or her election than votes “for” such election will, promptly following the certification of the stockholder vote, offer his or her resignation as a director. Our Board will then consider that offer of resignation in accordance with the procedures established in the Policy on Majority Voting. If our Board determines the resignation offer to be appropriate and in the best interests of our company and our stockholders, our Board will accept that resignation.

For additional information on the Policy on Majority Voting, see the section of this proxy statement captioned “Policy on Majority Voting” under “Relevant Governance Policies,” below.

•	“Over-Boarding.” Directors are required to advise the Board prior to accepting a directorship with any other public company, and are prohibited from serving on more than three additional public company boards without the Board’s approval. If any director serves as a chief executive officer and director of a public company (including but not limited to our company), such director shall not serve on more than two additional public company boards without the approval of the Board;
•	Diversity as a Director Nominating Criteria. Our nominating and corporate governance committee shall consider specifically a candidate’s diversity (including, but not limited to, gender, ethnicity, race and international background) when considering the candidate’s qualifications to serve on our Board.

We have posted these policies, guidelines and prohibitions in the Corporate Governance section of the Investors page of our website at http//ir.aerohive.com.

Policy on Majority Voting

In February 2019, our Board of Directors adopted a Policy on Majority Voting, which applies to any uncontested director election (that is, an election where the number of nominees is not greater than the number of directors to be elected). The director election at the 2019 Annual Meeting will be uncontested. Accordingly, the Policy on Majority Voting will apply.

Under the policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election will, promptly following certification of the stockholder vote, offer his or her resignation to our Board for consideration in accordance with the procedures in the Policy on Majority Voting. In these instances, our Board of Directors, through its Qualified Independent Directors (as defined in the policy), will evaluate the best interest of our company and our stockholders and will decide the action to be taken with respect to such offered resignation. Such action may include, without limitation: (1) accepting the resignation; (2) accepting the resignation effective as of a future date not later than 180 days following certification of the stockholder vote; (3) rejecting the resignation but addressing what the Qualified Independent Directors believe to have been the underlying cause of the withheld votes; (4) rejecting the resignation but resolving that the director will not be nominated in the future for election; or (5) rejecting the resignation. Our Board must complete its consideration within 90 days following the certification of the stockholder vote.

In reaching their decision, the Qualified Independent Directors will consider any factors they deem to be relevant, including: (1) any stated reasons why stockholders withheld votes from such director; (2) the extent to which the withheld votes exceed the votes for the election of the director and whether the withheld votes represent a majority of our outstanding shares of common stock; (3) any alternatives for curing what the Qualified Independent Directors reasonably understand to be the underlying cause of the withheld votes; (4) the director’s tenure and the continued value to the Board of Directors of the director’s familiarity with and understanding of the Board of Directors, its functions, and our business, operations and strategic objectives; (5) the director’s qualifications; (6) the director’s past and expected future contributions to Aerohive and the Board of Directors; (7) the overall composition of the Board of Directors, including whether accepting the resignation would cause us to fail, or potentially to fail, to comply with any applicable law, or NYSE or SEC rules; and (8) whether such director’s continued service on our Board for a specified period of time would be appropriate in light of current or anticipated events involving Aerohive.

Following the Board of Directors’ determination, we will, within four business days, disclose publicly the Board of Directors’ decision as to whether to accept the resignation offer in a document furnished or filed with the SEC.

We make available a copy of the Policy on Majority Voting in the Corporate Governance section of the Investors page of our website at http//ir.aerohive.com.

Director Compensation

Our Outside Director Compensation Policy for our non-employee directors provides for fixed cash payments to be made quarterly for service on our Board and its committees. Under the policy, an additional cash payment is available to our non-employee directors who serve as chairs of our Board’s respective committees and to the lead independent director. Our Board last amended the policy, effective January 30, 2019, to adjust the value of equity awarded to a new member upon his or her appointment to our Board. We show in the following table the annual cash fees payable to the chairs and members of the three standing committees of our Board and our lead independent director:

Member of the Board	$30,000
Lead Independent Director	$15,000
Chair of Audit Committee	$20,000
Member of Audit Committee (excluding committee chair)	$10,000
Chair of Compensation Committee	$12,000
Member of Compensation Committee (excluding committee chair)	$6,000
Chair of Nominating and Corporate Governance Committee	$7,500
Member of Nominating and Corporate Governance Committee (excluding committee chair)	$3,750

Under the Outside Director Compensation Policy, all our non-employee directors are also eligible to receive upon their appointment as a director an initial equity award and, thereafter, in conjunction with their continuing service as a director, annual equity awards, each in the form of restricted stock unit (“RSU”) awards.

We also reimburse our directors for expenses associated with attending meetings of our Board and its committees.

Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2018, two directors, Mr. Flynn, our President, CEO and chair of our Board, and Mr. Liu, our former CTO, were employees. Mr. Flynn’s compensation is discussed in the section titled “Executive Compensation.” Mr. Liu resigned as an employee effective March 15, 2018, and as a director effective July 31, 2018. During his employment, Mr. Liu was compensated in conjunction with his employment, but he did not receive any additional compensation during that period for services provided as a director. During the incremental period following his resignation as an employee but prior to his resignation as a director, Mr. Liu received cash fees payable to non-employee directors and continued as a service provider to vest under equity grants existing as of the date of his employment resignation.

The following table provides information regarding the compensation of our non-employee directors for the year ended December 31, 2018:

Director Compensation for Fiscal Year Ended December 31, 2018

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Options Awards ($)	Total ($)
Remo Canessa	56,000	126,871	—	182,871
Curtis E. Garner	40,000	126,871	—	166,871
Changming Liu(3)	11,250	—	—	11,250
Frank J. Marshall	52,500	126,871	—	179,371
Conway “Todd” Rulon-Miller	36,000	126,871	—	162,871
John Gordon Payne	40,000	126,871	—	166,871
Christopher J. Schaepe(4)	45,750	126,871	—	172,621
(1)	The amounts in the “Fees Earned or Paid in Cash” column reflect fees the directors earned pursuant to the Outside Director Compensation Policy for services during 2018 as a member of our Board of Directors and/or its committees.
(2)	As provided in the Outside Director Compensation Policy, each outside director having served on our Board for at least six (6) months prior to our 2018 Annual Meeting of Stockholders automatically received on May 23, 2018, in conjunction with his election or continuance of service as a director at or as of such meeting, an annual award in the form of restricted stock units (“Annual RSU Award”) under our 2014 Equity Incentive Plan, as amended and restated (the “2014 Plan”). The shares of our common stock subject to the Annual RSU Award vest in lump sum as of the earlier of (a) the one-year anniversary of the Annual RSU Award’s grant date, or (b) the date immediately preceding the next annual meeting of our stockholders after such Annual RSU Award’s grant date, subject to continued service through such vesting date. The amounts in the “Stock Awards” column reflect the aggregate grant-date fair value of such stock awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and incorporated by reference herein.
(3)	The amount shown as Fees represents cash fees payable to Mr. Liu as a non-employee director during the incremental period following his resignation as an employee effective March 15, 2018 but prior to his resignation as a director effective July 31, 2018, Mr. Liu did not receive any stock awards in conjunction with his service as a director.
(4)	Mr. Schaepe resigned from our Board of Directors and its committees, effective April 3, 2019.

See “Executive Compensation” for information about the compensation of directors who are also our named executive officers.

In the following table we list all outstanding equity awards our non-employee directors held as of December 31, 2018:

	Grant Date	Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares of Units of Stock that have Not Vested ($)(2)
Remo Canessa(3)	09/17/2013	66,920	—	9.58	09/17/2023	—	—
	05/23/2018	—	—	—	—	30,352	98,948
Curtis E. Garner(4)	06/23/2015	56,055	8,008	7.48	06/23/2025	—	—
	05/23/2018	—	—	—	—	30,352	98,948
Changming Liu(5)	05/23/2018	—	—	—	—	30,352	98,948
Frank J. Marshall(6)	05/23/2018	—	—	—	—	30,352	98,948
Conway “Todd” Rulon-Miller(7)	09/19/2012	40,000	—	6.00	09/19/2022	—	—
	05/23/2018	—	—	—	—	30,352	98,948
John Gordon Payne(8)	03/12/2014	66,920	—	10.00	03/12/2024	—	—
	05/23/2018	—	—	—	—	30,352	98,948
Christopher J. Schaepe(9)	05/23/2018	—	—	—	—	30,352	98,948
(1)	The amounts in this column represent the shares of our common stock underlying the awards of restricted stock units (each, an “RSU Award”) in the form of an Annual RSU Award granted on May 23, 2018 under the 2014 Plan. All the shares of our common stock subject to the awards vest in full on the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the next annual meeting of our stockholders after such grant date, subject to continued service through such respective date.

(2)	This amount reflects the fair market value of our common stock of 3.26 per share as of December 31, 2018, multiplied by the number shown in the column for the “Number of Shares or Units of Stock that have Not Vested.”
(3)	As of December 31, 2018, Mr. Canessa held (i) an option to purchase 66,920 shares of our common stock at an exercise price of $9.58 per share, which is fully vested, and (ii) an Annual RSU Award covering 30,352 shares of our common stock, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the next annual meeting of our stockholders after such grant date, subject to continued service through such respective date.
(4)	As of December 31, 2018, Mr. Garner held (i) an option to purchase 64,063 shares of our common stock at an exercise price of $7.48 per share, with one-fourth of the shares of our common stock subject to the option vested on June 23, 2016, and one forty-eighth of the shares of our common stock vesting monthly thereafter, subject to continued service through such respective dates; and (ii) an Annual RSU Award covering 30,352 shares of our common stock, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the next annual meeting of our stockholders after such grant date, subject to continued service through such respective date.
(5)	Mr. Liu resigned as a director, effective July 31, 2018. Mr. Liu did not receive any stock awards in conjunction with his service as a director, and did not hold any outstanding equity awards as of December 31, 2018.
(6)	As of December 31, 2018, Mr. Marshall held an Annual RSU Award covering 30,352 shares of our common stock, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the next annual meeting of our stockholders after such grant date, subject to continued service through such respective date.
(7)	As of December 31, 2018, Mr. Rulon-Miller held (i) an option to purchase 40,000 shares of our common stock at an exercise price of $6.00 per share, which is fully vested, and (ii) an Annual RSU Award covering 30,352 shares of our common stock, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the next annual meeting of our stockholders after such grant date, subject to continued service through such respective date.
(8)	As of December 31, 2018, Mr. Payne held (i) an option to purchase 66,920 shares of our common stock at an exercise price of $10.00 per share, which is fully vested, and (ii) an Annual RSU Award covering 30,352 shares of our common stock, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the next annual meeting of our stockholders after such grant date, subject to continued service through such respective date.
(9)	As of December 31, 2018, Mr. Schaepe held an Annual RSU Award covering 30,352 shares of our common stock, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the next annual meeting of our stockholders after such grant date, subject to continued service through such respective date. Mr. Schaepe resigned from our Board of Directors and its committees, effective April 3, 2019. Consequently, all 30,352 shares of our common stock underlying the RSU Award, above, and subject to further vesting, are deemed cancelled as of that date.

Under our Outside Director Compensation Policy, in the event of a change of control (as defined in the respective equity plan), all shares of our common stock subject to then-unvested equity awards to our non-employee directors are automatically deemed vested in full.

Our Equity Compensation Plans

We provide to our directors and employees, including our officers, opportunities to participate in the appreciation of the value of our common stock through two equity plans: our 2014 Plan and our 2014 Employee Stock Purchase Plan (as amended, the “ESPP”), except that non-employee directors are not eligible to participate in the ESPP. These plans also assist us in recruiting, retaining and motivating qualified personnel who help us achieve our business goals, including creating long-term value for stockholders.

The 2014 Plan is intended to enable us to attract and retain the best available personnel; to provide additional incentives to employees, directors, and consultants; and to promote the success of our business. We provide these incentives in part through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares as the plan administrator (as defined below) may determine. Our ESPP is intended to offer a significant incentive by allowing our employees and employees of our subsidiaries to purchase shares of our common stock through accumulated payroll deductions or other contributions that we may permit.

Our Board of Directors adopted, and our stockholders approved, the 2014 Plan and the ESPP prior to our IPO, and the 2014 Plan and the ESPP each became effective in connection with our IPO in March 2014. We previously provided equity incentives under our 2006 Global Share Plan (the “2006 Plan”), which we terminated in conjunction with the adoption of the 2014 Plan.

In 2018, we granted equity awards in the form of RSU Awards under the 2014 Plan covering an aggregate of 3,570,032 shares of our common stock, which number of shares, offset by 1,702,453 shares returned to the 2014 Plan during the year following forfeitures and cancellations, equaled a net grant of 1,867,579 shares representing approximately three percent of the 55,867,619 total shares outstanding as of December 31, 2018. In 2017, we granted equity awards in the form of RSU Awards under the 2014 Plan covering an aggregate of 3,492,340 shares of our common stock, which number of shares, offset by 3,462,198 shares returned to the 2014 Plan during the year following forfeitures and cancellations, equaled a net grant of 30,142 shares representing less than one percent of the 54,171,498 total shares outstanding as of December 31, 2017.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors currently comprises seven members. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At the 2019 Annual Meeting, three Class II directors will be elected for a three-year term to succeed the three-member class whose term is then-expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Our Board will distribute any increase or decrease in the number of directors among the three classes so that, as nearly as possible, each class will consist of one-third of our directors then serving. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Ingrid Burton, Frank Marshall and Conway “Todd” Rulon-Miller as nominees for election at the 2019 Annual Meeting as Class II directors. An executive search firm initially identified Ms. Burton as a potential nominee to join our Board of Directors. If elected, each of Ms. Burton and Messrs. Marshall and Rulon-Miller will serve as Class II directors until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign and date your proxy card and return as instructed, or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Ms. Burton and Messrs. Marshall and Rulon-Miller. We expect that Ms. Burton and Messrs. Marshall and Rulon-Miller will accept such nomination; however, if a director nominee is unable or declines to serve as a director at the time of the 2019 Annual Meeting, the proxies will be voted for any nominee our Board of Directors designates to fill such vacancy. If you are a beneficial owner of shares of our common stock as of the record date, but you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

To be approved, the election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the 2019 Annual Meeting and entitled to vote thereon. Broker non-votes will have no effect on this proposal. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will be required under our Policy on Majority Voting to offer his or her resignation promptly following certification of the stockholder vote. Our Board of Directors would then consider the resignation offer in accordance with the procedures in the Policy on Majority Voting. For additional information on the Policy on Majority Voting, see the section of this proxy statement captioned “Policy on Majority Voting” under “Relevant Governance Policies,” below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH OF THE THREE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN
THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2019. Deloitte also served as our independent registered public accounting firm for our fiscal year ended December 31, 2018.

At the 2019 Annual Meeting, stockholders are being asked to ratify Deloitte’s appointment as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Our Bylaws and other applicable legal requirements do not require stockholder ratification of Deloitte’s appointment. However, our Board is submitting Deloitte’s appointment to our stockholders for ratification as a matter of good corporate governance. If the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the 2019 Annual Meeting does not ratify Deloitte’s appointment, our audit committee will reconsider such appointment. Even if Deloitte’s appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2019 if our audit committee believes that such a change would be in our company’s best interests and that of our stockholders.

A Deloitte representative is expected to be present at the 2019 Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services Deloitte rendered to us for our fiscal years ended December 31, 2017 and 2018, respectively.

	2017	2018
Audit Fees(1)	$1,021,000	$928,529
Audit-Related Fees(2)	—	—
Tax Fees(3)	146,394	155,293
All Other Fees(4)	14,001	11,895
	$1,181,395	$1,095,717
(1)	“Audit Fees” consist of fees and expenses billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that Deloitte normally provides in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	“Tax Fees” consist of fees and expenses billed for professional services Deloitte rendered for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consisted of fees and expenses for permitted professional services Deloitte provided (other than those that meet the criteria above), including accounting subscriptions, training activities, and fees in connection with our Form S-8 registration statement filed in February 2017 and March 2018, respectively.

Auditor Independence

In 2018, Deloitte did not provide other professional services that would have required our audit committee to consider their compatibility with maintaining Deloitte’s independence.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. Our audit committee pre-approved all fees we paid to Deloitte for our fiscal years ended December 31, 2017 and 2018, respectively.

Vote Required

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the 2019 Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR
ENDING DECEMBER 31, 2019.

* * *

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Aerohive Networks, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Deloitte & Touche LLP, or Deloitte, the Company’s independent registered public accounting firm. The audit committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Remo Canessa (Chair)
Curtis E. Garner
John Gordon Payne

* * *

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 1, 2019. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
David K. Flynn	55	President, Chief Executive Officer and Chair of the Board
John Ritchie	53	Senior Vice President, Chief Financial Officer, Chief Operating Officer
Alan Cuellar Amrod	60	Senior Vice President, Products and Marketing

David K. Flynn has served as our CEO since July 2007, as President since November 2007, as a member of our Board since July 2006 and as its chair since July 2013. He previously served as our interim CEO from February 2007 to July 2007. Prior to joining us, Mr. Flynn was with Juniper Networks, Inc., an IP network solutions company, or Juniper Networks, until 2005. He joined Juniper Networks in April 2004 through its acquisition of NetScreen Technologies, Inc., a network security provider, where he had served as Vice President of Marketing since June 1999. Mr. Flynn holds a B.A. in Economics from Williams College and an M.B.A. from the Stanford Graduate School of Business.

John Ritchie has served as our Senior Vice President, Chief Financial Officer, since September 2015, and as our Chief Operating Officer since February 2017. Mr. Ritchie currently serves as a member of the board of directors of Acacia Communications, Inc., an optical interconnect products company, where he also chairs its audit committee. Prior to joining us, Mr. Ritchie served as Chief Financial Officer at Telerik AD, a software development tools company, from April 2013 to January 2015 through its acquisition by Progress Software. Mr. Ritchie previously served as Chief Financial Officer from May 2010 and through March 2013 with Ubiquiti Networks, Inc., a networking technology development company. Mr. Ritchie served as Chief Financial Officer with Electronics for Imaging, a digital printing company, from April 2006 through May 2010 and from January 2001 to March 2006 as its Vice President, Finance. Mr. Richie joined Electronics for Imaging through its acquisition of Splash Technology, an information communication technology consultancy, where he last served as its Chief Financial Officer. Mr. Ritchie holds a B.S. in Business Administration from San Jose State University.

Alan Cuellar Amrod has served as our Senior Vice President, responsible for Products and Marketing, from November 2017 to October 2018, and for our global Sales organization since October 2018. Mr. Amrod joined Aerohive in November 2015 as our Vice President, Global Systems Engineering, before expanding this role in January 2017 to lead our product development, in July 2017 also to lead our marketing organization, and in October 2018 to lead our global sales organization (in place of previous responsibilities for our marketing organization). Mr. Amrod brings over 25 years of experience and leadership to Aerohive in engineering, product management, product marketing, marketing, sales, and customer support. Prior to joining us, Mr. Amrod was the Global Field Operations Leader for Cisco’s Wireless Business and served as a member of its Product Strategy Teams for Wireless, Access Switching, and Network Management. Prior to Cisco, Mr. Amrod held a series of management positions at Xirrus, Ixia, Alcatel, Xylan, and General Electric. Mr. Amrod is a veteran of both the U.S. Coast Guard and U.S. Navy. Mr. Amrod is a named inventor and contributor to several patents, granted and pending. Mr. Amrod holds a B.S in Computer and Electronic Technology from the State University of New York.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Compensation and Compensation Philosophy regarding our Named Executive Officers

We seek to attract and retain talented executives with the skills, motivation and demonstrated leadership we feel we need for our long-term success. We design our executive compensation programs to provide appropriate incentives based on our company’s growth, achievement of corporate objectives as well as individual initiatives, and specific contributions by individual executive officers, closely linking performance with pay. Within this overall philosophy, our compensation committee uses the following objectives when determining the compensation programs, practices and packages we offer to our executive officers and in assessing the proper allocation between long-term and short-term incentive compensation and cash and non-cash compensation:

•	to motivate our executive officers to achieve quantitative financial and non-financial objectives and create a meaningful link between achievement of these performance objectives and individual executive compensation;
•	to align the financial interests of our executive officers with those of our stockholders by providing significant equity-based incentives, while considering both stockholder dilution and stock-based compensation expense; and
•	to offer a total compensation package that is comparable to other similarly sized public technology companies to attract and retain top talent.

For our fiscal year 2018, compensation of our executive officers consisted of base salary, incentive awards (including those cash incentives earned through the executive bonus plan, discussed below, and equity-based incentives) and equity awards. We intend to use similar elements of this framework for executive compensation in our fiscal year 2019 as well.

Generally, our compensation committee targets base salary, incentive bonus and equity compensation of our executives at a percentile of a peer group of companies with whom the committee determines we compete for key executives. However, our compensation committee does not have a pre-established policy or target for the allocation between long-term and short-term incentive compensation or between cash and non-cash compensation. Instead, the committee considers the balance between rewarding executive officers for achievement of short-term operating objectives while also appropriately motivating them to strive to achieve longer-term goals, such as revenue growth, share price appreciation and our progress toward sustained profitability. The committee similarly grants equity awards both to be competitive with the job market and to provide appropriate incentives to our executive officers. We also consider the need to offer compensation packages that are comparable to those offered by companies competing with us for executive talent and to assure that we are able to retain our key executives. For our fiscal year 2018, our compensation committee targeted base salary, incentive bonus and equity compensation of our key executives, including our named executive officers, at above the 50th percentile of peer companies for Mr. Ritchie, and above the 75th percentile for Mr. Amrod. However, for Mr. Flynn, our compensation committee targeted his fiscal year 2018 base salary, incentive bonus and equity compensation at slightly below the 25th percentile of peer companies.

We refer to the individuals who served during our fiscal year 2018 as our CEO, Chief Financial Officer and Senior Vice President, Products and Sales, as the “named executive officers.” They are:

•	David K. Flynn, our President and CEO;
•	John Ritchie, our Senior Vice President, Chief Financial Officer and Chief Operating Officer; and
•	Alan Cuellar Amrod, our Senior Vice President, Products and Sales.

Our compensation committee determines the compensation of our executive officers. Each committee member – its chair, John Gordon Payne and members Ingrid Burton, Remo Canessa and Conway “Todd” Rulon-Miller – qualifies (and Mr. Schaepe qualified during his period of service on the committee) under NYSE and SEC requirements, rules and regulations as an “independent” and “non-employee” director,” as well as an “outside director” under Section 162(m) of the Internal Revenue Code. Ms. Burton joined our Board and its compensation committee effective March 20, 2019 and Mr. Payne joined the compensation committee effective April 3, 2019 (replacing Mr. Schaepe). Accordingly, neither Ms. Burton nor Mr. Payne participated in the compensation matters and decisions discussed in this Proxy Statement.

As provided in its charter, the committee oversees our compensation policies, plans and benefits programs, reviews and approves the compensation of our CEO and other executive officers, including the named executive officers, and administers our equity compensation and incentive plans.

In carrying out its responsibilities, the committee engages outside consultants and/or consults with our Human Resources department, as it determines to be appropriate. When engaging compensation consultants and advisors, or renewing such engagements, the committee has considered the independence of such consultants, including the following factors:

•	other services the consultant provided to our company;
•	the amount of fees our company paid to the consultant (including as a percentage of the consultant’s total revenue);
•	the consultant’s policies and procedures to prevent conflicts of interest;
•	any business or personal relationships between the consultant and any member of the compensation committee;
•	any business or personal relationships between the consultant and any of our executive officers; and
•	our stock which the consultant may own.

The committee also reviews comparative market data which management and the committee’s consultant provide, as well as the experience and knowledge of committee members regarding compensation matters and our general compensation philosophy and goals. The compensation committee also may obtain advice and assistance from internal or external legal, accounting or other advisers that it selects. For example, at the invitation of the compensation committee, one or more of the following individuals attended compensation committee meetings during our fiscal year 2018: our CEO, our General Counsel, our Vice President, Human Resources, and/or a representative from Radford, our outside compensation consultant. However, during our fiscal year 2018 none of our executive officers, including our CEO, was present during, and did not participate in, deliberations or decisions involving his or her own compensation.

Our compensation committee expects that it will continue to meet at least quarterly during our fiscal year 2019, to grant any equity awards, review our equity award granting plans as management recommends, to discuss pertinent compensation-related issues as necessary and appropriate, and to review and evaluate annually the compensation of our executive officers.

As part of reviewing the compensation of our executive officers, our compensation committee meets with our CEO to obtain recommendations with respect to executive compensation policies, practices and packages (other than for himself). The compensation committee considers, but is not bound by and does not always accept, his recommendations for the other executive officers.

Role of Compensation Consultant

During our fiscal year 2018, the compensation committee retained Radford, an AonHewitt company, as its outside compensation consultant reporting directly to the committee’s chair. As provided in its charter, the compensation committee has the sole authority to hire, oversee and terminate Radford, as well as determine Radford’s terms of engagement. Committee members had direct access to Radford without having to go through management and during our fiscal year 2018 Radford provided no services to our company other than those it provides to the compensation committee or in conjunction with committee authorizations.

As noted above, applicable NYSE and SEC requirements, rules and regulations identify six independence-related factors against which our committee should consider when measuring the work of a compensation consultant to determine whether the consultant is independent and its engagement raises any conflict of interest. In conjunction with its engagement, Radford confirmed for our compensation committee its independence, considering these specific factors. Radford attended meetings during 2018 at the committee’s invitation, and its duties included providing relevant market and industry data and analysis, as well as preparing analyses and recommendations for committee meetings. In fulfilling these duties, Radford met or communicated variously with our CEO, General Counsel and Vice President, Human Resources. Radford also provided competitive market data to review our executive compensation programs for 2018, identified trends in executive compensation and made recommendations as to appropriate levels of compensation for our fiscal year 2018. Our compensation committee exercised discretion in setting actual compensation levels, but considered Radford’s recommendations and market data.

Radford surveyed technology companies and their published pay practices (as well as unpublished data available to Radford) for employees with experience and education levels similar to our employees, with particular focus on companies based in the San Francisco Bay Area/Silicon Valley where our headquarters are located, in similar or comparable market sectors and with similar or comparable revenue levels and market capitalizations. The peer group companies Radford considered and reflected in its 2018 analyses and compensation recommendations to the compensation committee included:

8x8	CalAmp	LimeLight Networks	Rapid7	Vocera Communications

A10 Networks	Carbonite	MobileIron	Sonus Networks/Ribbon

Boingo Wireless	Control4	Model N	SPS Commerce

Brightcove	Digi International	Quantana Communications	Telenav

In late 2018, Radford revised its recommended peer group companies, as follows, which the compensation committee adopted as the competitive benchmark for executive compensation setting in 2019:

8x8	CalAmp	Digi International	LimeLight Networks	Telenav

A10 Networks	Calix	Harmonic	MobileIron	Vocera Communications

Boingo Wireless	Control4	Inseego	Model N

Brightcove	Channel Advisor	KVH Industries	Quantana Communications

The changes from the prior year primarily reflect replacing companies no longer public, due to being acquired, or whose revenue and/or market capitalization suggested the companies fall outside of the general parameters Radford generally considered in establishing the peer group companies to be used in its analyses and compensation recommendations and the committee’s compensation assessments and determinations.

Stock Ownership Guidelines

We believe it is important for the interests of our directors and executive officers to be aligned with those of our stockholders. For this reason, our Board of Directors has adopted guidelines requiring our directors and CEO to hold certain levels of our stock. Under these guidelines, which our compensation committee will monitor, our directors and CEO must own and hold common stock or time-based RSU Awards with a value at least equal to the following multiple of his or her annual cash fees (in the case of a director) or base salary (in the case of the CEO) in effect as of December 31 of the prior year:

Category	Multiple of Annual Fees/Base Salary
Directors	3
CEO	3

Our directors and CEO will have until the later of five (5) years from adoption of these guidelines or his or her appointment to the position to accumulate the required shares of our common stock. Unvested time-based RSU Awards and “in-the-money” stock options count toward satisfaction of the ownership requirements (while unvested performance-based RSU Awards and stock options do not). If, on the annual compliance date of March 1 of any year following this accumulation period, a director or our CEO does not own shares of our common stock with a value equal to the required multiple of annual fees or base salary, as the case may be, that director or our CEO will be required to retain 25 percent of any of our company equity thereafter-acquired through the exercise of stock options or the vesting of time-based or performance-based RSU Awards, net of taxes, until the next compliance date when his or her ownership of our common stock meets the required multiple of base salary.

Relevant Governance Policies

Recoupment Policy

In the event we significantly restate our financial results due to fraud or intentional misconduct, our Board of Directors will review any cash and equity performance-based incentive compensation to executive officers with respect to the prior 12-month period. We will, to the extent permitted by applicable law, seek recoupment of all such performance-based incentive payments from any executive officer our Board of Directors finds to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. In addition, we will seek recoupment from all other executive officers of any amounts paid during the prior 12-month period in excess of the award that would have been paid based on the restated financial results.

Our compensation committee will review our recoupment policy and revise it to comply with any forthcoming SEC rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging and Anti-Pledging Policies

SEC rules generally prohibit uncovered short sales of our common stock by our directors and executive officers. Our insider trading policy also prohibits our directors and executive officers from any hedging transactions relating to our common stock or similar transactions by means of equivalent derivative securities. The policy also requires all our directors and executive officers to consult with our General Counsel (and, in certain instances, also with our Chief Financial Officer) before they engage in a transaction for the purchase or sale of our securities. Our insider trading policy also prohibits our directors and executive officers from holding our common stock in a margin account or pledging our common stock as collateral for a loan.

Repricing

Our equity plans prohibit our re-pricing outstanding option, SAR or other equity awards held by our directors, officers or employees.

Cash Buy-backs

Our equity plans prohibit our purchasing outstanding option, SAR or other equity awards held by our directors, officers or employees.

Summary Compensation Table for the Fiscal Years Ended December 31, 2017 and 2018

In the following table we provide information regarding the compensation awarded to, or earned by, during fiscal years ended December 31, 2017 and 2018, respectively, each of our current named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
David K. Flynn President and Chief Executive Officer	2018	361,250	(1)	—	1,170,670	(2)	—	315,403	(3)	—		1,847,323
	2017	347,500	(4)	—	237,343	(5)	—	121,630	(6)	—		706,473
John Ritchie Senior Vice President, Chief Financial Officer and Chief Operating Officer	2018	347,500	(7)	—	696,595	(2)	—	181,917	(3)	—		1,226,012
	2017	337,500	(8)	—	1,138,561	(5)	—	37,254	(6)	—		1,513,315
Alan Cuellar Amrod Senior Vice President, Product and Sales	2018	317,083	(9)	—	1,027,795	(2)	—	138,387	(3)	12,100	(10)	1,495,365
	2017	287,536	(11)	—	1,239,418	(5)	—	40,360	(6)	157,207	(12)	1,724,521
(1)	We adjusted Mr. Flynn’s base salary from $350,000 to $365,000, effective April 1, 2018.

(2)	The amount represents the aggregate grant date fair market value of RSU Awards granted during the fiscal year ended December 31, 2018 and calculated in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 8 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2018.
(3)	The amount represents payments earned during the fiscal year ended December 31, 2018 based on the achievement of performance objectives, as discussed below under the section titled “Bonus and Non-Equity Incentive Plan Compensation.”
(4)	We adjusted Mr. Flynn’s base salary from $340,000 to $350,000, effective April 1, 2017.
(5)	The amount represents the aggregate grant date fair market value of RSU Awards granted in the fiscal year ended December 31, 2017 and calculated in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 7 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2017.
(6)	The amount represents payments earned during the fiscal year ended December 31, 2017 based on the achievement of performance objectives.
(7)	We adjusted Mr. Ritchie’s base salary from $340,000 to $350,000, effective April 1, 2018.
(8)	We adjusted Mr. Ritchie’s base salary from $330,000 to $340,000, effective April 1, 2017.
(9)	We adjusted Mr. Amrod’s base salary from $300,000 to $315,000, effective April 1, 2018, and from $315,000 to $350,000 effective October 31, 2018.
(10)	This amount reflects cash assistance we provided to Mr. Amrod in 2018 to facilitate his relocation of residence from the State of Florida to Silicon Valley, California, following Mr. Amrod’s assumption beginning in 2017 of leadership responsibilities for our product and marketing efforts. The amount included reimbursements for car rental ($1,350), transportation to and from residences ($1,075), and for temporary apartment rental ($6,975), totaling $9,400 in reimbursements to Mr. Amrod. We also paid Mr. Amrod an additional $2,700 to address our estimate of federal and California state taxes on the foregoing as imputed income to Mr. Amrod.
(11)	We adjusted Mr. Amrod’s base salary from $221,600 to $250,000, effective January 1, 2017 and from $250,000 to $300,000, effective April 1, 2017.
(12)	This amount reflects cash assistance we provided to Mr. Amrod in 2017 to facilitate his relocation of residence from the State of Florida to Silicon Valley, California, in conjunction with Mr. Amrod’s assumption beginning in 2017 of leadership responsibilities for our product and marketing efforts. The amount included reimbursements for temporary apartment rental ($31,657), car rental ($5,400), transportation to and from residences ($1,965), professional tax services ($5,000) and an interim cost-of-living adjustment ($27,900), totaling $71,922 in reimbursements to Mr. Amrod. We also paid Mr. Amrod an additional $85,285 to address our estimate of federal and California state taxes on the foregoing as imputed income to Mr. Amrod.

Employment Agreements for Named Executive Officers

David K. Flynn

We entered an offer letter with Mr. Flynn dated January 16, 2007. For our fiscal year 2018, we adjusted Mr. Flynn’s annual base salary effective April 1, 2018 from $350,000 to $365,000, and we paid him for our fiscal year 2018 an incentive cash bonus of $315,403, against a target cash payment of $360,625. In our fiscal year 2018, we awarded Mr. Flynn a time-based RSU Award representing 167,000 shares of our common stock, which vests quarterly in equal installments over three years, with the first quarterly installment occurring as of September 1, 2018 and the last to occur as of June 1, 2021. We also awarded Mr. Flynn a market-based-based RSU Award representing 167,000 shares of our common stock. Vesting under the market-based RSU Award to Mr. Flynn is subject to achievement of the following performance criteria:

•	100 percent of the shares subject to the RSU Award will become eligible to vest as of the date occurring when the price per share of our common stock is or exceeds $5.20, based on such share’s average closing price on NYSE over the prior 20 trading days.
•	Once the market criterion is met, the shares subject to the RSU Award will be delivered in four equal quarterly installments as of each March 1, June 1, September 1 and December 1 to occur immediately following the occurrence of such performance achievement.
•	100 percent of the shares subject to the RSU Award will vest as of the date of our Change in Control, as that term is defined and determined under the 2014 Plan.

Vesting under all the awards is subject to Mr. Flynn’s continued service through the relevant vesting date.

For our fiscal year 2019, we adjusted Mr. Flynn’s annual base salary effective April 1, 2019 from $365,000 to $380,000. Mr. Flynn is also eligible to receive an incentive cash bonus with a target value of $376,200. The incentive cash payment to Mr. Flynn will depend on our achievement of revenue and operating profitability during 2019 against our annual revenue and operating profit targets, as determined in the 2019 annual operating plan our Board approved. The target and individual payment will be allocated based on 70% revenue achievement and 30% operating profit. If we fail to achieve at least 85 percent of the revenue target for 2019, then Mr. Flynn will not receive any incentive cash payment. Mr. Flynn’s annual base salary and incentive cash bonus at target for our fiscal year 2019 is below the 25th percentile of peer companies.

We granted Mr. Flynn’s stock awards under our 2014 Plan.

Mr. Flynn is also eligible to participate in the employee benefit plans generally available to our employees and maintained by us.

Mr. Flynn has entered with us a Separation and Change in Control Severance Agreement, as described further below.

John Ritchie

We entered an offer letter with Mr. Ritchie dated August 10, 2015. For our fiscal year 2018, we adjusted Mr. Ritchie’s annual base salary effective April 1, 2018 from $340,000 to $350,000 and we paid him for our fiscal year 2018 an incentive cash bonus of $181,917, against a target cash payment of $208,000. In our fiscal year 2018, we awarded Mr. Ritchie a time-based RSU Award representing 127,000 shares of our common stock and a market-based RSU Award representing 63,500 shares of our common stock. Vesting under each of the time-based and market-based RSU Awards to Mr. Ritchie is subject to the same respective vesting and delivery criteria as we describe above with respect to the comparable awards to Mr. Flynn.

For our fiscal year 2019, we adjusted Mr. Ritchie’s annual base salary effective April 1, 2019 from $350,000 to $365,000. Mr. Ritchie is also eligible to receive an incentive cash bonus with a target value of $216,700. The incentive cash payment to Mr. Ritchie will depend on our achievement of revenue and operating profitability during 2019 against our annual revenue and operating profit targets, as determined in the 2019 annual operating plan our Board approved. The target and individual payment will be allocated based on 70% revenue achievement and 30% operating profit. If we fail to achieve at least 85 percent of the revenue target for 2019, then Mr. Ritchie will not receive any incentive cash payment. Mr. Ritchie’s annual base salary and incentive cash bonus at target for our fiscal year 2019 is above the 50th percentile of peer companies for chief financial officer positions (but below the 50th percentile for chief operating officer positions).

We will determine and pay the incentive cash payment to Mr. Ritchie on an annual basis, in arrears. As was the case in 2018, Mr. Ritchie will receive in August 2019 a non-recoverable payment representing 40 percent of the full-year target amount, which payment will then be deemed a credit and offset against any subsequent full-year incentive cash payment due Mr. Ritchie. Mr. Ritchie’s achievement during the period of individual performance criteria may adjust his actual payment, up or down, based on the discretion of the compensation committee.

In February 2019, we awarded Mr. Ritchie a time-based RSU Award for retention purposes representing 90,000 shares of our common stock, which will vest in full in lump sum as of March 1, 2021.

We granted Mr. Ritchie’s stock awards under our 2014 Plan.

Mr. Ritchie is also eligible to participate in the employee benefit plans generally available to our employees and maintained by us.

Mr. Ritchie has also entered with us a Separation and Change in Control Severance Agreement, as described further below.

Alan Cuellar Amrod

We entered an offer letter with Mr. Amrod dated November 16, 2016. For our fiscal year 2018, we adjusted Mr. Amrod’s annual base salary from $300,000 to $315,000, effective April 1, 2018. We subsequently further adjusted Mr. Amrod’s annual base sale from $315,000 to $350,000 effective October 31, 2018 in conjunction with his assumption of additional responsibilities as our head of our global sales organization (in place of previous responsibilities for our marketing organization). We paid him for our fiscal year 2018 an incentive cash bonus of $138,387, against a target cash payment of $158,229. In conjunction with Mr. Amrod’s assumption beginning in 2017 of leadership responsibilities for our product and, subsequently, marketing efforts, we had asked Mr. Amrod to relocate from the State of Florida to Silicon Valley, California, where our headquarters are located. We continued to provide to Mr. Amrod through March 2018 additional relocation reimbursements, with an aggregate cost of approximately $9,400, and we paid Mr. Amrod an additional $2,700 to address our estimate of federal and California state taxes on the foregoing as imputed income to Mr. Amrod.

In our fiscal year 2018, we awarded Mr. Amrod a time-based RSU Award representing 127,000 shares of our common stock and a market-based RSU Award representing 63,500 shares of our common stock. Vesting under each of the time-based and market-based RSU Awards to Mr. Amrod is subject to the same respective vesting and delivery criteria as we describe above with respect to the comparable awards to Mr. Flynn. In

October 2018, and in conjunction with his assumption of additional global sales responsibilities, we awarded Mr. Amrod an additional time-based RSU Award representing 90,000 shares of our common stock, which will vest in full in lump sum as of October 15, 2019.

For our fiscal year 2019, we adjusted Mr. Amrod’s annual base salary effective April 1, 2019 from $350,000 to $365,000. Mr. Amrod is also eligible to receive an incentive cash bonus with a target value of $216,700. The incentive cash payment to Mr. Amrod will depend on our achievement of revenue and operating profitability during 2019 against our annual revenue and operating profit targets, as determined in the 2019 annual operating plan our Board approved. The target and individual payment will be allocated based on 70% revenue achievement and 30% operating profit. If we fail to achieve at least 85 percent of the revenue target for 2019, then Mr. Amrod will not receive any incentive cash payment. Mr. Amrod’s annual base salary and incentive cash bonus at target for our fiscal year 2019 is above the 75th percentile of peer companies for chief product officer positions (but below the 50th percentile for chief sales officer positions).

We will determine and pay the incentive cash payment to Mr. Amrod on an annual basis, in arrears. As was the case in 2018, Mr. Amrod will receive in August 2019 a non-recoverable payment representing 40 percent of the full-year target amount, which payment will then be deemed a credit and offset against any subsequent full-year incentive cash payment due Mr. Amrod. Mr. Amrod’s achievement during the period of individual performance criteria may adjust his actual payment, up or down, based on the discretion of the compensation committee.

We granted Mr. Amrod stock awards under our 2014 Plan.

Mr. Amrod is also eligible to participate in the employee benefit plans generally available to our employees and maintained by us.

Mr. Amrod has also entered with us a Separation and Change in Control Severance Agreement, as described further below.

Change of Control and Severance Agreements for Named Executive Officers

We previously entered Separation and Change in Control Severance Agreements (the “Severance Agreements”) with Messrs. Flynn, Ritchie and Amrod. The Severance Agreements supersede any prior severance arrangements relating to acceleration of stock options, including as described in their respective offer letters, as applicable. The Severance Agreement for Mr. Flynn became effective on October 1, 2013, for Mr. Ritchie on August 31, 2016 and for Mr. Amrod on November 16, 2016. The initial terms of the agreements were December 31, 2017, for Mr. Flynn, August 31, 2018 for Mr. Ritchie and November 16, 2018 for Mr. Amrod. However, in the case of all three, the agreements will automatically extend for successive one-year periods (unless at least 90 days prior to expiration of the then-current term, either party to the agreement provides written notice to the other of non-renewal). The term under each agreement is also further extended automatically for one year following a Change in Control (as defined below) or, if severance benefits are triggered under the Severance Agreement, the Severance Agreement will remain effective until all obligations have been satisfied under the Severance Agreement.

As part of its annual compensation review process, our compensation committee approved in March 2018 certain adjustments to the Severance Agreements for Messrs. Flynn and Amrod. Each Severance Agreement, including as adjusted for Messrs. Flynn and Amrod, provides that if (x) we terminate the employee’s employment with us without Cause (as defined below) and not due to the employee’s death or disability, or (y) with respect to Mr. Flynn, if Mr. Flynn terminates his employment for Good Reason (as defined below), and in each case, the termination does not occur during the period beginning 30 days prior to and ending 12 months following a Change in Control, the employee will receive the following severance: (i) a lump sum cash payment equal to 12 months (in the case of Mr. Flynn) and nine months (in the case of Messrs. Ritchie and Amrod) of the employee’s base salary then in-effect, and (ii) reimbursements for payments of COBRA continuation coverage for a period of up to 12 months (in the case of Mr. Flynn) and nine months (in the case of Messrs. Ritchie and Amrod), provided that such reimbursements will be made in taxable payments at twice such amounts if applicable law limits our ability to provide non-taxable reimbursements to the employee.

Each Severance Agreement further provides that if (x) we terminate the employee’s employment with us without Cause and not due to the employee’s death or disability, or (y) the employee terminates his or her employment for Good Reason, and in each case the termination occurs during the period beginning 30 days prior to and ending 12 months following a Change in Control, then in lieu of the severance benefits described above, the employee will receive the following severance: (i) a lump sum severance payment equal to 12 months of the employee’s base salary in-effect immediately prior to the Change in Control or employment termination, whichever is greater, plus an amount equal to 100 percent of the greater of (a) the employee’s most recent actual annual bonus or (b) the employee’s then-target annual bonus, (ii) a lump sum severance payment equal to 100 percent of the greater of (a) the employee’s most recent actual annual bonus or (b) the employee’s then-target annual bonus, in each case prorated for partial year of service for the year in which the employment termination occurs, (iii) reimbursements for continuing payments of COBRA continuation coverage for a period of up to 12 months, provided that such reimbursements will be made in taxable payments at twice such amounts if applicable law limits our ability to provide non-taxable reimbursements to the employee, (iv) 100 percent vesting of any equity awards outstanding as of the date of employment termination, with any performance-based awards deemed achieved at 100 percent of the applicable target levels, and (v) stock options and stock appreciation rights outstanding as of the employment termination date will have a post-termination exercisability period that ends on the later of (a) the date 12 months following the employment termination date, or (b) the date 90 days following the lapse of any underwriter lock-up period or insider trading black-out period in effect on the employment termination date, provided that no award may be exercised after expiration of the award’s maximum term.

Each Severance Agreement provides that to receive the foregoing severance and benefits, the employee must first sign and not revoke a release of claims in our favor. Each Severance Agreement also provides that if the severance benefits provided in the Severance Agreement or otherwise payable to the employee would constitute “parachute payments” that would subject the employee to any excise tax under the golden parachute rules under the Internal Revenue Code, the severance benefits will either be delivered in full or delivered to a lesser extent so as not to be subject to the excise tax, whichever of the foregoing amounts would provide the employee the greater amount of severance benefits on an after-tax basis.

As defined in the Severance Agreements, “Cause” generally means (i) engaging in misconduct that is demonstrably and materially injurious to us, or the commission of any act of fraud, misappropriation, or any other intentional, wrongful or unlawful act by the employee, including, without limitation, any intentional, wrongful or unlawful act of deceit, dishonesty, insubordination or other acts of moral turpitude, in connection with the employee’s employment with us; (ii) the employee’s conviction of, or plea of guilty or no contest to, a crime involving moral turpitude, or any felony (whether or not subject to an appeal); (iii) an intentional, wrongful or unlawful breach by the employee of any fiduciary duty which the employee owes to us; (iv) commission of any acts of gross negligence or willful misconduct in connection with the employee’s employment with us; (v) willful or continued breach of a fiduciary duty or other duty or obligation under our then-existing code of business conduct; (vi) violation of a federal or state law or regulation applicable to our business, which violation has or is likely to be injurious to us in our Board’s reasonable determination; (vii) any act of personal dishonesty the employee takes in connection with the employee’s responsibilities as an employee which results in the employee’s substantial personal enrichment, (viii) the employee’s criminal charge of a felony which our Board reasonably determines has had or will have a material detrimental effect on our reputation or business; or (ix) the employee’s willful act that constitutes (A) a material breach of a material provision of any agreement between the employee and us, including the Severance Agreement or accompanying agreements, or (B) the employee’s willful or continued failure to perform the employee’s duties or obligations as an employee, or (C) a material failure by the employee to comply with our written policies or rules of employment in good standing, in each case under this clause if such breach or failure has not been or, in our Board’s determination, cannot be, cured within 30 days after written notification to the employee of such breach or failure.

As defined in the Severance Agreements, “Change in Control” generally means the occurrence of any of the following events: (i) a change in the ownership of our company, which we will deem to occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with the stock held by such person, constitutes more than 50 percent of the total voting power of our stock; provided that a Change in Control will not include any transaction or series of related transactions principally for bona fide equity or project financing purposes in which cash we receive or any successor receives, or of our indebtedness is cancelled or converted, or a combination thereof occurs; or (ii) if we have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of our company, which we will deem to occur on the date that a majority of members of our Board is replaced during any 12-month period by directors whose appointment or election a majority of the members of our Board do not endorse prior to the date of the appointment or election (for purposes of this clause (ii), if any person is considered to be in effective control of our company, we will not consider the acquisition of additional control of our company by the same person to be a Change in Control); or (iii) a change in the ownership, or transfer by exclusive license, of a substantial portion of our company’s assets, or change in the ownership, or transfer by exclusive license, of all or substantially all of the assets of a subsidiary of ours, which if our company held directly would constitute all or substantially all of our company’s assets, which we will deem to occur on the date that any person acquires (or has acquired during the 12-month period ending on the date of the most-recent acquisition by such person or persons) assets from our company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of our company immediately prior to such acquisition or acquisitions. We will consider persons to be acting as a group if they are owners of a corporation or investment entity or partnership that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us. However, we will not consider a transaction to be a Change in Control unless the transaction qualifies as a change in control event within the meaning of Internal Revenue Code Section 409A, or if (a) its sole purpose is to change the jurisdiction of our incorporation, or (b) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction.

As defined in the Severance Agreements, “Good Reason” generally means the employee’s voluntary termination of employment with us within 90 days following the expiration of any cure period available to us, following one or more of the following occurring without the employee’s prior written consent: (i) a material reduction of the employee’s duties, authority, or responsibilities, relative to his or her duties, authority, or responsibilities as in effect immediately prior to such reduction, provided, that if, with respect to Messrs. Flynn and Amrod (but not Mr. Ritchie), following a Change in Control the employee remains in the same function in a division or subsidiary of the acquiror comprising substantially all of our business, that will not in itself constitute Good Reason; (ii) a material reduction in the employee’s base salary, as in effect immediately prior to such reduction, other than as the employee may agree in writing or in connection with a similar reduction for all our similarly situated executives; (iii) a material reduction in the employee’s annual target bonus as a percentage of the employee’s base salary, as in effect immediately prior to such reduction, other than in connection with a similar reduction for all our similarly situated executives; (iv) relocation of the employee’s principal place of work to a location that is more than 30 miles from the employee’s principal place of work immediately prior to such relocation; or (v) our failure to obtain assumption of the Severance Agreement by any successor. However, in order to resign for Good Reason, the employee is required first to provide us with written notice within 90 days of becoming aware of the initial existence of the condition that he believes constitutes Good Reason and within two years of the initial existence of such condition, specifically identifying the acts or omissions constituting the grounds for Good Reason and providing to us a reasonable cure period of not less than 30 days following the date of such written notice, during which we have not cured such grounds.

Death and Disability

We offer certain benefits to our employees in general in instances of employment termination due to their disability, or to their survivors in instances of their death. These benefits are similarly available to Messrs. Flynn, Ritchie and Amrod, as well as to our other executives, in conjunction with their regular employment. For example, where an employee’s employment with us is terminated due to death or permanent disability, the employee’s then-outstanding equity awards are automatically deemed to have vested in full as of such termination date. Subject to the original term of any such award, the employee or his or her estate would then have 12 months to exercise rights under such option awards. We also provide life insurance equal to 2x the employee’s then-annualized base salary (subject to a $500,000 maximum coverage amount). Employees are able to purchase additional coverages for themselves and family members, with access to group-coverage rates.

Pension Benefits

We do not offer pension benefits to our named executive officers.

Nonqualified Deferred Compensation

We do not offer nonqualified deferred compensation to our named executive officers.

Bonus and Non-Equity Incentive Plan Compensation

Each of our named executive officers was eligible to receive cash incentive-based compensation during fiscal year 2018 on an annual basis. Under our executive incentive bonus plan for fiscal year 2018, the target cash incentive for each of Messrs. Flynn, Ritchie and Amrod was based 100 percent on our achievement of operating revenue relative to our target revenue for the year as determined in the 2018 annual operating plan our Board approved. If we failed to achieve at least 85 percent of the revenue target for the year, then no cash incentive payment would have been paid to either of Messrs. Flynn, Ritchie or Amrod.

With respect to our performance against the target revenue objective for our fiscal year 2018, the cash incentive payment to Messrs. Flynn, Ritchie or Amrod was calculated and payable as follows:

Target Revenue	Percent of the Corporate Performance Component That Becomes Payable
Achievement less than 15 percent below the targeted amount	0%

Achievement below the targeted amount but not less than 15 percent below the targeted amount	100%, minus two times the percent of revenue below the targeted amount (i.e., 100% - 2x underachievement %)

Achievement at or above the targeted amount	100% plus three times the percent of revenue above the targeted amount (i.e., 100% + 3x overachievement %)

For Messrs. Ritchie and Amrod, each received a non-recoverable payment in August of 2018, representing 40 percent of the full-year target amount (which was applied as a credit and offset against the full-year payment). Mr. Flynn also established individual performance criteria for Messrs. Ritchie and Amrod, and their respective achievement during the relevant period of individual performance criteria could be used by the compensation committee to adjust the actual payment, up or down, based on the committee’s discretion. The committee did not adjust the payments to either Mr. Ritchie or Mr. Amrod based on their respective achievement of individual performance criteria.

The following table sets forth the target amounts and actual incentive amounts paid to each named executive officer for our fiscal year 2018.

Name	Target Incentive Amount ($)	Actual Incentive Amount ($)
Mr. Flynn	$360,625	$315,403
Mr. Ritchie	$208,000	$181,917
Mr. Amrod	$158,229	$138,387

Outstanding Equity Awards at Fiscal Year Ended December 31, 2018

In the following table we present certain information concerning equity awards our named executive officers held, as of December 31, 2018.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)		Market Value of Shares of Units of Stock that have Not Vested ($)(1)	Equity Incentive Plan Awards - Number of Unearned Shares, Units or Other Rights of Stock that have Not Vested (#)		Equity Incentive Plan Awards - Market or Payout Value of Unearned Shares, Units or Other Rights of Stock that have Not Vested ($)(1)
David K. Flynn	06/09/2010	200,000	(2)	—		0.70	06/09/2010	—		—	—		—
	02/24/2011	128,000	(3)	—		0.70	02/24/2011	—		—	—		—
	05/04/2012	280,000	(4)	—		2.05	05/04/2022	—		—	—		—
	06/11/2013	120,000	(5)	—		6.00	06/11/2023	—		—	—		—
	10/07/2013	200,000	(6)	—		9.58	10/07/2023	—		—	—		—
	06/01/2015	481,250	(7)	68,750	(7)	7.15	06/01/2025	—		—	—		—
	06/01/2016	166,666	(8)	33,334	(8)	6.26	06/01/2026	—		—	—		—
	06/01/2015	—		—		—	—	11,250	(9)	36,675	—		—
	06/01/2016	—		—		—	—	16,667	(10)	54,334	—		—
	06/01/2016	—		—		—	—	—		—	100,000	(11)	326,000
	06/01/2018	—		—		—	—	139,167	(12)	453,684	—		—
	06/01/2018	—		—		—	—	—		—	167,000	(13)	544,420
John Ritchie	09/01/2015	150,312	(14)	34,688	(14)	6.09	09/01/2025	—		—	—		—
	06/01/2016	50,000	(8)	10,000	(8)	6.26	06/01/2026	—		—	—		—
	09/01/2015	—		—		—	—	24,375	(15)	79,463	—		—
	06/01/2016	—		—		—	—	5,000	(10)	16,300	—		—
	06/01/2016	—		—		—	—	—		—	30,000	(11)	97,800
	02/01/2017	—		—		—	—	—		—	5,000	(16)	16,300
	06/01/2017	—		—		—	—	42,500	(17)	138,550	—		—
	06/01/2017	—		—		—	—	—		—	42,500	(18)	138,550
	06/01/2018	—		—		—	—	105,834	(12)	345,019	—		—
	06/01/2018	—		—		—	—	—		—	63,500	(13)	207,010
Alan Amrod	12/10/2015	45,000	(19)	15,000	(19)	5.61	12/10/2025	—		—	—		—
	12/10/2015	—		—		—	—	7,500	(18)	24,450	—		—
	06/16/2016	—		—		—	—	6,000	(10)	19,560	—		—
	02/01/2017	—		—		—	—	—		—	5,000	(16)	16,300
	06/01/2017	—		—		—	—	50,000	(17)	163,000	—		—
	06/01/2017	—		—		—	—	—		—	50,000	(18)	163,000
	06/01/2018	—		—		—	—	105,834	(12)	345,019	—		—
	06/01/2018	—		—		—	—	—		—	63,500	(13)	207,010
	11/01/2018	—		—		—	—	90,000	(19)	293,400	—		—
(1)	This amount reflects the fair market value of our common stock of $3.26 per share as of December 31, 2018, multiplied by the number shown in the column for the Number of Shares or Units of Stock that have Not Vested.
(2)	The option is fully vested.
(3)	The option is fully vested.
(4)	The option is fully vested.
(5)	The option is fully vested.
(6)	The option is fully vested.
(7)	One forty-eighth of the shares subject to the option vested on July 1, 2015 and one forty-eighth of the shares will vest monthly thereafter, subject to continued service through such respective date.

(8)	One thirty-sixth of the shares subject to the option vested on July 1, 2016 and one thirty-sixth of the shares vest monthly thereafter, subject to continued service through such respective date.
(9)	The shares subject to the RSU Award will vest in equal quarterly installments as of each March 1, June 1, September 1 and December 1 of each year, with the first quarterly vesting occurring as of September 1, 2015 and the last quarterly vesting occurring as of June 1, 2019, subject to the recipient’s continued service through such respective date.
(10)	The shares subject to the RSU Award will vest in equal quarterly installments as of each March 1, June 1, September 1 and December 1 of each year, with the first quarterly vesting occurring as of September 1, 2016 and the last quarterly vesting occurring as of June 1, 2019, subject to the recipient’s continued service through such respective date.
(11)	One-half of the shares subject to the RSU Award will become eligible to vest as of the first date occurring on or after January 1, 2018, but not later than June 1, 2019, that the trailing 20-trading day average closing price as reported on the NYSE of a share of our common stock (the “Stock Price”) equals or exceeds $7.50. The additional one-half of the shares subject to the RSU Award will become eligible to vest as of the first date occurring on or after January 1, 2018, but not later than June 1, 2019, that the Stock Price equals or exceeds $8.50. With respect to any shares subject to the RSU Award which become eligible to vest as provided above, such shares will vest in four equal quarterly installments as of the 1st day of each of March, June, September and December that occurs immediately following the first date on which the vesting eligibility criteria as provided above was achieved or, if later, the date on which the compensation committee certifies the achievement of such vesting eligibility criteria (subject to the recipient’s continued service though such respective date). The shares subject to the RSU Award which have not as of or before June 1, 2019 become eligible to vest in accordance with the requirements described above will be cancelled and no longer available to vest under the RSU Award.
(12)	The shares subject to the RSU Award will vest in equal quarterly installments as of each March 1, June 1, September 1 and December 1 of each year, with the first quarterly vesting occurring as of September 1, 2018 and the last quarterly vesting occurring as of June 1, 2021, subject to the recipient’s continued service through such respective date.
(13)	The shares subject to the RSU Award will become eligible to vest as of the date that the price per share of the Company’s Common Stock is or exceeds $5.20, based on such share’s average closing price on NYSE over the prior 20 trading days. Such shares will vest ratably in four equal quarterly installments as the 1st day of each March, June, September, and December that occurs immediately following such first date on which the vesting criteria was achieved or, if later, the date on which the compensation committee certifies the achievement of such vesting eligibility criteria (subject to the recipient’s continued service though such respective date). The shares subject to the RSU Award which have not as of or before June 1, 2021 become eligible to vest in accordance with the requirements described above will be cancelled and no longer available to vest under the RSU Award.
(14)	One-fourth of the shares subject to the option vested on September 1, 2016, and one forty-eighth of the shares will vest monthly thereafter, subject to the recipient’s continued service through such respective date.
(15)	One-fourth of the shares subject to the RSU Award vested on September 1, 2016 and three-fourths of the shares will vest thereafter in equal quarterly installments as of each March 1, June 1, September 1 and December 1, with the first quarterly vesting occurring as of December 1, 2016 and the last quarterly vesting occurring as of September 1, 2019 (subject to the recipient’s continued service through such respective date.
(16)	The shares subject to the performance-based RSU Award are eligible to vest as of March 1, 2019 based on the Company’s achievement of GAAP revenue for its fiscal year 2018 relative to the Company’s target revenue for the period, which target the Company’s Board of Directors approved at its meeting on January 30, 2018.
(17)	The shares subject to the RSU Award will vest in equal quarterly installments as of each March 1, June 1, September 1 and December 1 of each year, with the first quarterly vesting occurring as of September 1, 2017 and the last quarterly vesting occurring as of June 1, 2020, subject to the recipient’s continued service through such respective date.
(18)	One-half of the shares subject to the RSU Award became eligible to vest as of December 19, 2018, the date that the trailing 20-trading day average closing price as reported on the NYSE of a share of the Company’s Common Stock (the “Stock Price”) equaled or exceeded $5.50. The additional one-half of the shares subject to the RSU Award will become eligible to vest as of the first date occurring not later than June 1, 2020, that the Stock Price equals or exceeds $6.50. With respect to any shares subject to the RSU Award which become eligible to vest as provided above, such shares will vest in four equal quarterly installments as of the 1st day of each of March, June, September and December that occurs immediately following the first date on which the vesting eligibility criteria as provided above was achieved or, if later, the date on which the compensation committee certifies the achievement of such vesting eligibility criteria (subject to the recipient’s continued service though such respective date). The shares subject to the RSU Award which have not as of or before June 1, 2020 become eligible to vest in accordance with the requirements described above will be cancelled and no longer available to vest under the RSU Award.
(19)	The shares subject to the RSU Award will vest in full on October 15, 2019, subject to the recipient’s continued service through such respective date.

Equity Compensation Plan Information

In the following table we provide information as of December 31, 2018, with respect to shares of our common stock that we may issue under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(1))
Equity compensation plans approved by stockholders	8,980,092	(2)	$5.99	(3)	10,756,565	(4)
Equity compensation plans not approved by stockholders
Total	8,980,092		$5.99		10,756,565
(1)	Includes the 2006 Plan, the 2014 Plan and the ESPP.
(2)	This number represents as of December 31, 2018, 2,134,882 shares of our common stock subject to stock option grants outstanding under the 2006 Plan, 1,313,123 shares of our common stock subject to stock option grants outstanding under the 2014 Plan, and 4,218,964 shares of our common stock subject to outstanding RSU Awards that will entitle the holders to one share of our common stock for each such unit that vests, over the holder’s period of continued service.
(3)	We calculated the weighted-average exercise price without taking into account 4,218,964 shares of our common stock subject to RSU Awards, which have no exercise price.
(4)	As of December 31, 2018, we had 9,503,781 total shares of our common stock reserved and available for grant under the 2014 Plan, and 1,252,784 total shares of our common stock reserved for issuance under the ESPP. On the first day of each fiscal year beginning January 1, 2018 through January 1, 2024, we may increase the number of shares of our common stock reserved for issuance under the 2014 Plan by an amount equal to the lesser of (i) 4,000,000 shares of our common stock, (ii) five percent of our outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (iii) such number of shares of our common stock as our Board determines. Under the ESPP, on the first day of each fiscal year beginning January 1, 2018 through January 1, 2024, we may increase the number of shares of common stock reserved for issuance under the ESPP in an amount equal to the lesser of (i) 1,000,000 shares of our common stock, (ii) one percent of our outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (iii) such number of shares of our common stock as our Board determines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2019 with respect to each of the following, as of such date:

•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all our current directors and executive officers as a group; and
•	each person or group who beneficially owned more than five percent of our common stock.

We have determined beneficial ownership in accordance with SEC rules, and the information below does not necessarily indicate beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In the table below, we base the “Percentage of Shares Beneficially Owned” on 56,329,325 shares of common stock outstanding at April 1, 2019. In computing the indicated “Number of Shares Beneficially Owned” by a person and the “Percentage of Shares Beneficially Owned” by such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable by or before May 31, 2019 (60 days after April 1, 2019), and all shares of our common stock expected to vest prior to such date under time-based RSU Awards (without adjustment for shares which may be withheld or sold to cover estimated tax withholding obligations). However, we did not deem such shares outstanding to compute the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aerohive Networks, Inc., 1011 McCarthy Boulevard, Milpitas, California 95035.

Name of Beneficial Owner+	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Executive Officers, including Our Named Executive Officers:
David K. Flynn(1)	3,270,717	5.81%
John Ritchie(2)	493,104	*
Alan Amrod(3)	93,724	*
Ingrid Burton(4)	—	*
Remo Canessa(5)	190,887	*
Curtis E. Garner(6)	145,343	*
Frank J. Marshall(7)	380,579	*
Conway “Todd” Rulon-Miller(8)	219,961	*
John Gordon Payne(9)	172,830	*
Christopher J. Schaepe(10)	348,997	*
All directors and current executive officers as a group (10 persons)
Five Percent Stockholders:
Northern Light Venture Capital, Ltd.(11)	7,684,347	13.64%
Lynrock Lake LP(12)	3,606,666	6.40%
Renaissance Technologies LLC(13)	3,265,710	5.80%
*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
+	Certain options to purchase shares of our common stock included in this table are early exercisable and, to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase we hold.
(1)	Consists of: (i) 264,305 shares of our common stock held by Mr. Flynn; (ii) 1,345,427 shares of our common stock held by the David and Pamela Flynn co-ttees Flynn Living Trust dtd 07/22/99; and (iii) 1,660,985 shares of our common stock subject to options exercisable within 60 days after April 1, 2019.
(2)	Consists of: (i) 265,189 shares of our common stock held by Mr. Ritchie; and (ii) 227,915 shares of our common stock subject to options exercisable within 60 days after April 1, 2019.
(3)	Consists of: (i) 42,474 shares of our common stock held by Mr. Amrod; and (ii) 51,250 shares of our common stock subject to options exercisable within 60 days after April 1, 2019.

(4)	Ms. Burton joined our board effective March 20, 2019 and currently does not hold any shares of our common stock.
(5)	Consists of: (i) 93,843 shares of our common stock held by Mr. Canessa; (ii) 66,692 shares of our common stock subject to an option exercisable within 60 days after April 1, 2019; and (ii) 30,352 shares of our common stock underlying RSU Awards subject to further vesting within 60 days after April 1, 2019.
(6)	Consists of: (i) 52,263 shares of our common stock held by Mr. Garner; (ii) 62,728 shares of our common stock subject to an option exercisable within 60 days after April 1, 2019; and (iii) 30,352 shares of our common stock underlying RSU Awards subject to further vesting within 60 days after April 1, 2019.
(7)	Consists of: (i) 237,843 shares of our common stock held by Mr. Marshall; (ii) 30,352 shares of our common stock underlying RSU Awards subject to further vesting within 60 days after April 1, 2019; and (iii) 112,384 shares of our common stock held by Big Basin Partners LP, for which Mr. Marshall serves as a General Partner.
(8)	Consists of: (i) 149,609 shares of our common stock held by Mr. Rulon-Miller; (ii) 40,000 shares of our common stock subject to an option exercisable within 60 days after April 1, 2019; and (iii) 30,352 shares of our common stock underlying RSU Awards subject to further vesting within 60 days after April 1, 2019.
(9)	Consists of: (i) 75,558 shares of our common stock held by Mr. Payne; (ii) 66,920 shares of our common stock subject to an option exercisable within 60 days after April 1, 2019; and (iii) 30,352 shares of our common stock underlying RSU Awards subject to further vesting within 60 days after April 1, 2019.
(10)	Consists of: (i) 93,843 shares of our common stock held by Mr. Schaepe; (ii) 224,802 shares of our common stock held by the Schaepe-Chiu Living Trust, dated November 5, 1997, of which Mr. Schaepe serves as a co-trustee; and (iii) 30,352 shares of our common stock underlying RSU Awards subject to further vesting within 60 days after April 1, 2019. Mr. Schaepe resigned from our Board of Directors and its committees, effective April 3, 2019. Consequently, all such 30,352 shares of our common stock underlying the RSU Award noted in (iii), above, and subject to further vesting, are deemed cancelled as of that date.
(11)	According to a Schedule 13G/A filed on February 12, 2019, 5,780,170 shares of our common stock are beneficially owned by Northern Light Venture Fund, L.P., or NLVF I.; 1,269,453 of common stock are beneficially owned by Northern Light Strategic Fund, L.P., or NLSF I; and 634,724 shares of our common stock are beneficially owned by Northern Light Partners Fund, L.P., or NLPF I. Northern Light Partners, L.P., or DGP, is the general partner of each of NLVF I, NLSF I and NLPF I. Northern Light Venture Capital, Ltd., or UGP, is the general partner of DGP and has the sole voting and dispositive power with regard to the shares of our common stock held by NLVF, NLSF and NLPF. Feng Deng, Yan Ke and Jeffrey Lee, as the directors of UGP, share voting and dispositive power with regard to the shares of our common stock held by NLVF, NLSF and NLPF. The principal business address for these entities affiliated with Northern Light Venture Capital, is Suite 1720, 17/F Hutchison House, 10 Harcourt Road, Central, Hong Kong.
(12)	According to a Schedule 13G filed on February 14, 2019, 3,606,666 shares of our common stock are beneficially owned by Lynrock Lake Partners LLC. The principal business address for this entity is 2 International Drive, Suite 130, Rye Brook, New York 10573.
(13)	According to a Schedule 13G filed on February 12, 2019, 3,265,710 shares of our common stock are beneficially owned by Renaissance Technologies Holding Corporation. The principal business address for this entity is 800 Third Avenue, New York, New York 10022.

RELATED-PERSON TRANSACTIONS

We employ in our sales organization, and have since December 2014, Michael Rulon-Miller, who is the son of Conway “Todd” Rulon-Miller, a member of our Board and its compensation committee. We discuss this relationship above in the section titled “Director Independence.” In 2018, Mr. Michael Rulon-Miller earned approximately $139,750 in total compensation from us. Other than with respect to Mr. Michael Rulon-Miller, and the compensation arrangements and indemnification arrangements with our directors and executive officers we discuss above in the sections titled “Board of Directors and Corporate Governance” and “Executive Compensation,” and we summarize below, there were no transactions since January 1, 2018, and currently proposed transactions in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, nominees for director, executive officers or holders of more than five (5) percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

In addition, there has not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Employment Arrangements and Indemnification Agreements

We have entered employment and consulting arrangements with certain of our current and former executive officers.

We have also entered indemnification agreements with each of our current, and certain former, directors and executive officers. The indemnification agreements and our certificate of incorporation and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Severance and Separation Agreements

Our executive officers are entitled to certain severance benefits. See “Change of Control and Severance Agreements for Named Executive Officers.”

Equity Incentive Grants to Executive Officers and Directors

Since January 1, 2018, we granted RSU Awards to our executive officers and to six of our current non-employee directors. See the sections entitled “Executive Compensation” and “Director Compensation” above.

Policies and Procedures for Related-Person Transactions

Our Board’s audit committee has the primary responsibility for reviewing and approving transactions with related parties.

We have a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than five (5) percent of any class of our common stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a five (5) percent or greater beneficial ownership interest, is not permitted to enter into a related-party transaction with us without our audit committee’s consent, subject to the exceptions described below. In approving or rejecting any such proposal, our audit committee considers the facts and circumstances available and which it deems relevant, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related-party’s interest in the transaction. Our audit committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company in which a related party’s only relationship is as a non-executive employee or beneficial owner of less than five (5) percent of that company’s shares, transactions where a related-party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. SEC rules and regulations require such directors, executive officers and 10-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the last fiscal year. We believe that, during 2018, our executive officers and directors, and persons who own more than 10 percent of our common stock complied with all Section 16(a) filing requirements.

Available Information

We included our financial statements for our fiscal year ended December 31, 2018 in our Annual Report on Form 10-K. We have posted this proxy statement and our annual report on the Corporate Governance section of the Investors page of our website at http//ir.aerohive.com and these documents are also available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending us a written request to Aerohive Networks, Inc., Attention: Corporate Secretary, 1011 McCarthy Boulevard, Milpitas, California 95035.

Company Website

We maintain a website at www.aerohive.com. We do not intend information contained on, or that can be accessed through, our website to be incorporated by reference into this proxy statement. We intend references to our website address in this proxy statement to be inactive textual references only.

* * *

The Board of Directors does not currently know of any other matters to be presented at the 2019 Annual Meeting. If any additional matters are properly presented at the 2019 Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the 2019 Annual Meeting, regardless of the number of shares that you hold. Therefore, we urge you to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that we have provided.

THE BOARD OF DIRECTORS

Milpitas, California April 9, 2019

AEROHIVE NETWORKS, INC.
1011 MCCARTHY BOULEVARD
MILPITAS, CA 95035

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/28/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/28/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Ingrid Burton   02) Frank Marshall   03) Conway Rulon-Miller

The Board of Directors recommends you vote FOR proposal 2.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000409215_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

AEROHIVE NETWORKS, INC.
Annual Meeting of Stockholders
May 29, 2019 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steve Debenham and John D'Addabbo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AEROHIVE NETWORKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Pacific Time on May 29, 2019, at 1011 McCarthy Boulevard, Milpitas, California 95035, and for any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

0000409215_2 R1.0.1.18

Continued and to be signed on reverse side